                                                                     EXHIBIT 4.1









                                    INDENTURE

                                     BETWEEN

                     FUND AMERICA INVESTORS TRUST 1997-NMC1,

                                   AS ISSUER,

                                       AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                              AS INDENTURE TRUSTEE


                          Dated as of September 1, 1997









                                   Relating to

                     FUND AMERICA INVESTORS TRUST 1997-NMC1
              COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1997-NMC1

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I DEFINITIONS.............................................................................................2
         Section 1.01.  General Definitions.......................................................................2
ARTICLE II THE BONDS.............................................................................................20
         Section 2.01.  Forms Generally..........................................................................20
         Section 2.02.  Forms of Certificate of Authentication...................................................20
         Section 2.03.  General Provisions With Respect to Principal and Interest Payments.......................20
         Section 2.04.  Denominations............................................................................21
         Section 2.05.  Execution, Authentication, Delivery and Dating...........................................21
         Section 2.06.  Registration, Registration of Transfer and Exchange......................................21
         Section 2.07.  Mutilated, Destroyed, Lost or Stolen Bonds...............................................22
         Section 2.08.  Payments of Principal and Interest.......................................................23
         Section 2.09.  Persons Deemed Owners....................................................................24
         Section 2.10.  Cancellation.............................................................................24
         Section 2.11.  Authentication and Delivery of Bonds.....................................................24
         Section 2.12.  Book-Entry Bonds.........................................................................26
         Section 2.13.  Termination of Book Entry System.........................................................26
ARTICLE III COVENANTS............................................................................................27
         Section 3.01.  Payment of Bonds.........................................................................27
         Section 3.02.  Maintenance of Office or Agency..........................................................27
         Section 3.03.  Money for Bond Payments to Be Held In Trust..............................................27
         Section 3.04.  Existence of Issuer......................................................................28
         Section 3.05.  Protection of Trust Estate...............................................................29
         Section 3.06.  Opinions as to Trust Estate..............................................................30
         Section 3.07.  Performance of Obligations; Servicing Agreement..........................................30
         Section 3.08.  Investment Company Act...................................................................30
         Section 3.09.  Negative Covenants.......................................................................30
         Section 3.10.  Annual Statement as to Compliance........................................................31
         Section 3.11.  Restricted Payments......................................................................31
         Section 3.12.  Treatment of Bonds as Debt for Tax Purposes..............................................31
         Section 3.13.  Notice of Events of Default..............................................................32
         Section 3.14.  Further Instruments and Acts.............................................................32
ARTICLE IV SATISFACTION AND DISCHARGE............................................................................32
         Section 4.01.  Satisfaction and Discharge of Indenture..................................................32
         Section 4.02.  Application of Trust Money...............................................................33
ARTICLE V DEFAULTS AND REMEDIES..................................................................................33
         Section 5.01.  Event of Default.........................................................................33
         Section 5.02.  Acceleration of Maturity; Rescission and Annulment.......................................34
         Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee................35
         Section 5.04.  Remedies.................................................................................35
         Section 5.05.  Indenture Trustee May File Proofs of Claim...............................................36
         Section 5.06.  Indenture Trustee May Enforce Claims Without Possession of Bonds.........................36
         Section 5.07.  Application of Money Collected...........................................................36
         Section 5.08.  Limitation on Suits......................................................................37
         Section 5.09.  Unconditional Rights of Bondholders to Receive Principal and Interest....................38
         Section 5.10.  Restoration of Rights and Remedies.......................................................38
         Section 5.11.  Rights and Remedies Cumulative...........................................................38
         Section 5.12.  Delay or Omission Not Waiver.............................................................38
         Section 5.13.  Control by Bondholders...................................................................38
         Section 5.14.  Waiver of Past Defaults..................................................................39

         Section 5.15.  Undertaking for Costs....................................................................39
         Section 5.16.  Waiver of Stay or Extension Laws.........................................................39
         Section 5.17.  Sale of Trust Estate.....................................................................39
         Section 5.18.  Action on Bonds..........................................................................41
         Section 5.19.  No Recourse to Other Trust Estates or Other Assets of the Issuer.........................41
         Section 5.20.  Application of the Trust Indenture Act...................................................41
ARTICLE VI THE INDENTURE TRUSTEE.................................................................................41
         Section 6.01.  Duties of Indenture Trustee..............................................................41
         Section 6.02.  Notice of Default........................................................................42
         Section 6.03.  Rights of Indenture Trustee..............................................................42
         Section 6.04.  Not Responsible for Recitals or Issuance of Bonds........................................43
         Section 6.05.  May Hold Bonds...........................................................................43
         Section 6.06.  Money Held in Trust......................................................................43
         Section 6.07.  Eligibility; Disqualification............................................................43
         Section 6.08.  Indenture Trustee's Capital and Surplus..................................................43
         Section 6.09.  Resignation and Removal; Appointment of Successor........................................44
         Section 6.10.  Acceptance of Appointment by Successor...................................................45
         Section 6.11.  Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.........45
         Section 6.12.  Preferential Collection of Claims Against Issuer.........................................45
         Section 6.13.  Co-Indenture Trustees and Separate Indenture Trustees....................................45
         Section 6.14.  Authenticating Agents....................................................................46
         Section 6.15.  Review of Mortgage Files.................................................................47
         Section 6.16.  Indenture Trustee Fees and Expenses......................................................49
ARTICLE VII BONDHOLDERS' LISTS AND REPORTS.......................................................................49
         Section 7.01.  Issuer to Furnish Indenture Trustee Names and Addresses of Bondholders...................49
         Section 7.02.  Preservation of Information; Communications to Bondholders...............................49
         Section 7.03.  Reports by Indenture Trustee.............................................................49
         Section 7.04.  Reports by Issuer........................................................................50
ARTICLE VIII ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES..........................................50
         Section 8.01.  Collection of Moneys.....................................................................50
         Section 8.02.  Bond Account.............................................................................51
         Section 8.03. Claims against the MBIA Insurance Policy..................................................52
         Section 8.04.  General Provisions Regarding the Indenture Accounts and Mortgage Loans...................53
         Section 8.05.  Releases of Defective Mortgage Loans.....................................................54
         Section 8.06.  Reports by Indenture Trustee to Bondholders; Access to Certain Information...............54
         Section 8.07.  Trust Estate Mortgage Files..............................................................55
         Section 8.08.  Amendment to Servicing Agreement.........................................................55
         Section 8.09.  Delivery of the Mortgage Files Pursuant to Servicing Agreement...........................55
         Section 8.10.  Servicer as Agent........................................................................55
         Section 8.11.  Termination of Servicer..................................................................55
         Section 8.12.  Opinion of Counsel.......................................................................56
         Section 8.13.  Appointment of Custodians................................................................56
         Section 8.14.  Rights of the Bond Insurer to Exercise Rights of Bondholders.............................56
         Section 8.15.  Trust Estate and Accounts Held for Benefit of the Bond Insurer...........................57
ARTICLE IX SUPPLEMENTAL INDENTURES...............................................................................57
         Section 9.01.  Supplemental Indentures Without Consent of Bondholders...................................57
         Section 9.02.  Supplemental Indentures With Consent of Bondholders......................................58
         Section 9.03.  Execution of Supplemental Indentures.....................................................59
         Section 9.04.  Effect of Supplemental Indentures........................................................59
         Section 9.05.  Conformity With Trust Indenture Act......................................................59
         Section 9.06.  Reference in Bonds to Supplemental Indentures............................................59
         Section 9.07.  Amendments to Governing Documents........................................................59
ARTICLE X REDEMPTION OF BONDS....................................................................................60

         Section 10.01.  Redemption..............................................................................60
         Section 10.02.  Form of Redemption Notice...............................................................60
         Section 10.03.  Bonds Payable on Optional Redemption....................................................61
ARTICLE XI MISCELLANEOUS.........................................................................................61
         Section 11.01.  Compliance Certificates and Opinions....................................................61
         Section 11.02.  Form of Documents Delivered to Indenture Trustee........................................61
         Section 11.03.  Acts of Bondholders.....................................................................62
         Section 11.04.  Notices, etc. to Indenture Trustee, the Bond Insurer and Issuer.........................63
         Section 11.05.  Notices and Reports to Bondholders; Waiver of Notices...................................64
         Section 11.06.  Rules by Indenture Trustee..............................................................64
         Section 11.07.  Conflict With Trust Indenture Act.......................................................64
         Section 11.08.  Effect of Headings and Table of Contents................................................64
         Section 11.09.  Successors and Assigns..................................................................64
         Section 11.10.  Separability............................................................................64
         Section 11.11.  Benefits of Indenture...................................................................64
         Section 11.12.  Legal Holidays..........................................................................65
         Section 11.13.  Governing Law...........................................................................65
         Section 11.14.  Counterparts............................................................................65
         Section 11.15.  Recording of Indenture..................................................................65
         Section 11.16.  Issuer Obligation.......................................................................65
         Section 11.17   No Petition.............................................................................65
         Section 11.18.  Inspection..............................................................................66
         Section 11.19.  Usury...................................................................................66
         Section 11.20.  Third Party Beneficiary.................................................................66

                             SCHEDULES AND EXHIBITS

Schedule I        Mortgage Loan Schedule
Exhibit A         Form of Bond
Exhibit B         Mortgage Loan Sale Agreement
Exhibit C         Mortgage Loan Contribution Agreement
Exhibit D         Letter of Representations to The Depository Trust Company
Exhibit E-1       Form of Indenture Trustee's Initial Certification
Exhibit E-2       Form of Indenture Trustee's Final Certification
Exhibit F         MBIA Insurance Policy
Exhibit G         Form of Notice of Claim
Exhibit H         Servicing Agreement

                              CROSS-REFERENCE TABLE

         Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.*


         Trust Indenture Act of 1939                                                     Indenture Section
         ---------------------------                                                     -----------------
Section 310
       (a)(1)...................................................................               6.07
       (a)(2)...................................................................            6.07, 6.08
       (a)(3)...................................................................               6.13
       (a)(4)...................................................................          Not Applicable
       (a)(5)...................................................................               6.07
       (b)......................................................................            6.07, 6.09
       (c)......................................................................          Not Applicable
Section 311
       (a)......................................................................               6.12
       (b)......................................................................               6.12
       (c)......................................................................          Not Applicable
Section 312
       (a)......................................................................         7.01(a), 7.02(a)
       (b)......................................................................              7.02(b)
       (c)......................................................................              7.02(c)
Section 313
       (a)......................................................................              7.03(a)
       (b)......................................................................              7.03(a)
       (c)......................................................................               11.05
       (d)......................................................................              7.03(b)
Section 314
       (a)(1)...................................................................               7.04
       (a)(2)...................................................................               7.04
       (a)(3)...................................................................               7.04
       (a)(4)...................................................................               7.04
       (b)(1)...................................................................          2.11(c), 11.01
       (b)(2)...................................................................               3.06
       (c)(1)...................................................................          2.11(d), 4.01,
                                                                                          8.02(d), 11.01
       (c)(2)...................................................................          2.11(c), 4.01,
                                                                                          8.02(d), 11.01
       (c)(3)...................................................................              8.02(d)
       (d)(1)...................................................................             11.01(a)
       (d)(2)...................................................................             11.01(a)
       (d)(3)...................................................................             11.01(a)
       (e)......................................................................             11.01(b)
Section 315
       (a)......................................................................        6.01(b), 6.01(c)(1)
       (b)......................................................................            6.02, 11.05
       (c)......................................................................              6.01(a)
       (d)(1)...................................................................         6.01(b), 6.01(c)
       (d)(2)...................................................................            6.01(c)(2)

-------------------------
*This Cross-Reference Table is not part of the Indebture.

       (d)(3)...................................................................            6.01(c)(3)
       (e)......................................................................               5.15
Section 316
       (a)......................................................................               5.20
       (b)......................................................................               5.09
       (c)......................................................................               5.20
Section 317
       (a)(1)...................................................................               5.03
       (a)(2)...................................................................               5.05
       (b)......................................................................               3.03
Section 318
       (a)......................................................................               11.07

         THIS INDENTURE, dated as of September 1, 1997 (as amended or supplemented from time to time as permitted hereby, this "Indenture"), is between FUND AMERICA INVESTORS TRUST 1997-NMC1, a Delaware business trust (together with its permitted successors and assigns, the "Issuer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (together with its permitted successors in the trusts hereunder, the "Indenture Trustee").

                              PRELIMINARY STATEMENT

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Collateralized Mortgage Obligations, Series 1997-NMC1 (the "Bonds"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Bonds and the Bond Insurer. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Bonds and the Bond Insurer, all of the Issuer's right, title and interest in and to (a) the Mortgage Loans listed in Schedule I to this Indenture (including property that secures a Mortgage Loan that becomes an REO Property), including the related Mortgage Files delivered or to be delivered to the Indenture Trustee pursuant to the Mortgage Loan Sale Agreement, all payments of principal received, collected or otherwise recovered after the applicable Cut-off Date for each Mortgage Loan, all payments of interest accruing on each Mortgage Loan after the applicable Cut-off Date therefor whenever received and all other proceeds received in respect of such Mortgage Loans, and any Qualified Replacement Mortgage Loan, (b) the MBIA Insurance Policy, (c) the Servicing Agreement, (d) the Mortgage Loan Sale Agreement, (e) the Mortgage Loan Contribution Agreement, (f) the Management Agreement, (g) the Insurance Policies, (h) all cash, instruments or other property held or required to be deposited in the Collection Account and the Bond Account, including all investments made with funds in such accounts (but not including any income on funds deposited in, or investments made with funds deposited in, the Collection Account, which income shall belong to and be for the account of the Servicer, and not including any income on funds deposited in, or investments made with funds deposited in the Bond Account, which income shall belong to and be for the account of the Indenture Trustee), (i) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards. Such Grants are made, however, in trust, to secure the Bonds equally and ratably without prejudice, priority or distinction between any Bond and any other Bond by reason of difference in time of issuance or otherwise, and for the benefit of the Bond Insurer to secure (x) the payment of all amounts due on the Bonds in accordance with their terms, (y) the payment of all other sums payable under this Indenture and (z) compliance with the provisions of this Indenture, all as provided in this Indenture. All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

         The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Bonds may be adequately and effectively protected. The Indenture Trustee agrees that it will hold the MBIA Insurance Policy in trust and that it will hold any proceeds of any claim upon the MBIA Insurance Policy, solely for the use and benefit of the Bondholders in accordance with the terms hereof and the MBIA Insurance Policy.

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01.  GENERAL DEFINITIONS.

         Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Indenture Trustee or of which the Indenture Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Indenture Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d). All other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein.

         "ACCOUNTANT": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

         "ACT":  With respect to any Bondholder, as defined in Section 11.03.

         "ADMINISTRATIVE FEE AMOUNT": For any Payment Date, the sum of the Monthly Servicing Fee, the Indenture Trustee's Fee and the Bond Insurer Premium, each relating to such Payment Date.

         "AFFILIATE": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT": Any Bond Registrar, Paying Agent, Authenticating Agent or Custodian.

         "AGGREGATE PRINCIPAL BALANCE": With respect to any Payment Date, the aggregate of the Principal Balances of the Mortgage Loans as of the related Determination Date (or other specified date).

         "ASSIGNMENTS": Collectively (i) the original instrument of assignment of a Mortgage, including any interim assignments, from the originator or any other holder of any Mortgage Loan to the Indenture Trustee (that in each case may, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be a blanket instrument of assignment covering other Mortgages and Mortgage Notes as well and that may also be an instrument of assignment running directly from the mortgagee of record under the related Mortgage to the Indenture Trustee).

         "AUTHENTICATING AGENT": The Person, if any, appointed as Authenticating Agent by the Issuer pursuant to Section 6.14, until any successor Authenticating Agent for the Bonds is named, and thereafter "Authenticating Agent" shall mean such successor. The initial Authenticating Agent shall be the Indenture Trustee. Any Authenticating Agent other than the Indenture Trustee shall sign an instrument under which it agrees to be bound by all of the terms of this Indenture applicable to the Authenticating Agent.

         "AUTHORIZED OFFICER": With respect to the Indenture Trustee, any Responsible Officer and with respect to any other Person, the Chairman, Chief Operating Officer, President or any Vice President of such Person.

         "AVAILABLE FUNDS": With respect to the Bonds and any Payment Date, the sum of the amounts described in clauses (a) through (g) below, less (i) the Administrative Fee Amount in respect of such Payment Date, (ii)Monthly Advances and Servicing Advances previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) with respect to the related Collection Period to the extent permitted by the Servicing Agreement and
(iii) the aggregate amounts (A)deposited into the Collection Account or Bond Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Issuer as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

                  (a) all scheduled payments of interest received with respect to the Mortgage Loans and due during the related Due Period and all other interest payments on or in respect of the Mortgage Loans received by or on behalf of the Servicer during the related Collection Period (including Payments Ahead that are allocable to interest for the related Due Period), net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, plus any Compensating Interest payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for such Collection Period;

                  (b) all scheduled payments of principal received with respect to the Mortgage Loans and due during the related Due Period and all other principal payments (including Principal Prepayments, but excluding amounts described elsewhere in this definition) received or deemed to be received during the related Collection Period (including Payments Ahead that are allocable as principal for the related Due Period) in respect of the Mortgage Loans;

                  (c) the aggregate of any Trust Insurance Proceeds collected by the Servicer during the related Collection Period;

                  (d) the aggregate of any Net Liquidation Proceeds collected by the Servicer during the related Collection Period;

                  (e) the aggregate of the Purchase Prices received in respect of any Mortgage Loans that are required or permitted to be repurchased, released, removed or substituted by the Mortgage Loan Seller during or in respect of the related Collection Period, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;

                  (f) the amount of any Monthly Advances made by the Servicer for such Payment Date; and

                  (g) the aggregate of amounts deposited in the Bond Account during such Collection Period in connection with redemption of the Bonds pursuant to Article X.

         "AVAILABLE FUNDS CAP": The annualized weighted average of the Mortgage Interest Rates on the Mortgage Loans as of the first day of the related Due Period less the sum of (i) 0.50% plus one-twelfth of a per annum rate equal to the percentage equivalent of the fraction obtained by dividing the Administrative Fee Amount by the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period and (ii) if applicable, the Relief Act Percentage.

         "AVAILABLE FUNDS CAP CARRY FORWARD AMOUNT": For any Payment Date for which the Bond Interest Rate was equal to the Available Funds Cap, the difference between the amount of Bond Interest that would have accrued had the Bond Interest Rate equaled the Bond Formula Rate, minus the amount of Bond Interest that did accrue for such Payment Date, plus interest accrued on such difference from such Payment Date at the Bond

Interest Rate for each successive Interest Period to but excluding the Payment Date on which such amount, with interest, is paid in full.

         "BANKRUPTCY CODE": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "BASIC DOCUMENTS": This Agreement, the Trust Agreement, the Servicing Agreement, the Mortgage Loan Sale Agreement, the Mortgage Loan Contribution Agreement, the Management Agreement, the Insurance Agreement and the Indemnification Agreement.

         "BENEFICIAL OWNER": With respect to a Book-Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Clearing Agency for the Bonds or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "BEST EFFORTS": Efforts determined to be in good faith and reasonably diligent by the Person performing such efforts, specifically the Issuer or the Servicer, as the case may be, in its reasonable discretion. Such efforts do not require the Issuer or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Issuer or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Indenture and the Servicing Agreement.

         "BOND ACCOUNT": The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.02 and entitled "Norwest Bank Minnesota, National Association, as Indenture Trustee for Fund America Investors Trust 1997-NMC1 Collateralized Mortgage Obligations, Series 1997-NMC1, Bond Account" on behalf of the Bondholders and the Bond Insurer.

         "BOND BALANCE": With respect to all of the Bonds, the aggregate of the Current Bond Balances of all Bonds Outstanding at the time of determination.

         "BONDHOLDER" or "HOLDER": The Person in whose name a Bond is registered in the Bond Register, except that, solely for the purpose of taking any action under Section 5.02 or giving of any consent pursuant to this Indenture, any Bond registered in the name of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor or any Persons actually known by a Responsible Officer of the Indenture Trustee to be an Affiliate of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor shall be deemed not to be Outstanding and the percentage interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite percentage interests necessary to take any such action or effect any such consent have acted or consented unless the Issuer, the Mortgage Loan Seller, the Servicer, the Transferor or any such Person is an owner of record of all of the Bonds.

         "BOND FORMULA RATE": For any Payment Date prior to the Redemption Date, a per annum rate equal to LIBOR plus 0.21% and, for any Payment Date thereafter, a per annum rate equal to LIBOR plus 0.42%.

         "BOND INSURER": MBIA Insurance Corporation, a New York stock insurance company, and any successors thereto.

         "BOND INSURER COMMITMENT LETTER": The commitment letter dated September 29, 1997, from the Bond Insurer to the Mortgage Loan Seller regarding the issuance of a financial guaranty insurance policy,

         "BOND INSURER DEFAULT": The existence and continuance of any of the following:

                  (a)      a MBIA Payment Default;

                  (b) the entry by a court having jurisdiction in the premises of (i) a final and nonappealable decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law of (ii) a final and nonappealable decree or order adjudging the Bond Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Bond Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Bond Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (c) the commencement by the Bond Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the Bond Insurer to the entry of a decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Bond Insurer, or the filing by the Bond Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bond Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bond Insurer or of any substantial part of its property, or the failure by the Bond Insurer to pay debts generally as they become due, or the admission by the Bond Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bond Insurer in furtherance of any such action.

         Notwithstanding anything to the contrary contained herein, upon the existence and continuance of a Bond Insurer Default, the consent by the Bond Insurer shall not be required to any action or inaction hereunder and the Bond Insurer shall not have any rights with respect thereto.

         "BOND INSURER PREMIUM": On the Closing Date, the premium due to the Bond Insurer in paragraph 1(a)(i) of the Bond Insurer Commitment Letter and thereafter the premium due to the Bond Insurer on each Payment Date, which amount shall be equal to the Bond Insurer Premium Rate and the Bond Balance immediately prior to such Payment Date.

         "BOND INSURER PREMIUM RATE": On the Closing Date, the Premium Percentage specified in paragraph 1(a)(i) of the Bond Insurer Commitment Letter and beginning on October 27, 1997 and on each Payment Date thereafter, the Premium Percentage specified in paragraph 1(b) thereof.

         "BOND INTEREST": As to any Payment Date, the amount of interest payable to Holders of the Bonds on such Payment Date, which amount shall be equal to (a) with respect to the initial Interest Period, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Payment Date at the Bond Interest Rate on the Original Bond Balance, and (b) with respect to any subsequent Interest Period, interest for the number of days in such Interest Period at the Bond Interest Rate on the Bond Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Bonds on such preceding Payment Date). All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

         "BOND INTEREST RATE": With respect to the Interest Period relating to the October 1997 Payment Date, 5.86625% per annum. With respect to each Interest Period thereafter, a per annum rate equal to the lesser of (a)the Bond Formula Rate and (b) the Available Funds Cap.

         "BOND REGISTER":  As defined in Section 2.06.

         "BOND REGISTRAR":  As defined in Section 2.06.

         "BONDS": Any bonds authorized by, and authenticated and delivered under, this Indenture.

         "BOOK-ENTRY BONDS": Any Bonds registered in the name of the Clearing Agency or its nominee, ownership of which is reflected on the books of the Clearing Agency or on the books of a person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency).

         "BOOK-ENTRY TERMINATION": The time at which the book-entry registration of the Book-Entry Bonds shall terminate, as specified in Section 2.13.

         "BUSINESS DAY": Any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of Colorado, the State of New York, the State of Minnesota, or the State of Delaware or the principal office of the Bond Insurer are authorized or obligated by law, regulation or executive order to be closed.

         "CERTIFICATE":  As defined in the Trust Agreement.

         "CERTIFICATE DISTRIBUTION ACCOUNT":  As defined in the Trust Agreement.

         "CERTIFICATEHOLDERS":  As defined in the Trust Agreement.

         "CLEAN-UP CALL DATE": The first Payment Date on which the Aggregate Principal Balance of the Mortgage Loans is less than 10% of the Aggregate Principal Balance as of the Cut-Off Date.

         "CLEARING AGENCY": An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder and shall initially be The Depository Trust Company of New York, the nominee for which is Cede & Co.

         "CLEARING AGENCY PARTICIPANTS": The entities for whom the Clearing Agency will maintain book-entry records of ownership and transfer of Book-Entry Bonds, which may include securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

         "CLOSING DATE": September 30, 1997, the date of initial issuance of the Bonds.

         "CODE": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, as successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

         "COLLECTION ACCOUNT": The segregated trust account established by the Servicer and maintained pursuant to Section 2.02(b) of the Servicing Agreement.

         "COLLECTION PERIOD": As to any Payment Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Payment Date occurs (except that, in the case of the first Payment Date, the related Collection Period will commence on the applicable Cut-off Date for each Mortgage Loan) and ending on the last day of such calendar month.

         "COMMISSION": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

         "COMPENSATING INTEREST".  As defined in the Servicing Agreement.

         "CORPORATE TRUST OFFICE": The principal office of the Indenture Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at Sixth Street and Marquette Avenue, Minneapolis, MN 55479, Attention: Fund America Investors Trust 1997-NMC1, Series 1997-NMC1, with a copy to the Indenture Trustee at 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Fund America Investors Trust 1997-NMC1, Series 1997-NMC1.

         "CURRENT BOND BALANCE": With respect to any Bond as of any date of determination, the original principal amount of such Bond, reduced by all prior payments (including Insured Payments), if any, made with respect to principal of such Bond.

         "CUSTODIAN": A Person who is at any time appointed by the Indenture Trustee pursuant to Section 8.14 as a document custodian for the Mortgage Files, which Person shall not be the Issuer or an Affiliate of the Issuer.

         "CUT-OFF DATE": For any Mortgage Loan, the later of September1, 1997 or the date of funding of such Mortgage Loan by the Mortgage Loan Seller (which date has occurred prior to the Closing Date).

         "DEFAULT": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "DEFECTIVE MORTGAGE LOAN": Any Mortgage Loan that is required to be repurchased or substituted by the Mortgage Loan Seller pursuant to the Mortgage Loan Sale Agreement.

         "DEFINITIVE BONDS":  Bonds other than Book-Entry Bonds.

         "DELETED MORTGAGE LOAN": A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

         "DELINQUENCY AMOUNT": As of any Payment Date, the product of the Delinquency Percentage for such Payment Date and the Aggregate Principal Balance of the Mortgage Loans as of the Determination Date relating to such Payment Date.

         "DELINQUENCY PERCENTAGE": For any Payment Date, the rolling three month average of the fraction, expressed as a percentage, (i) the numerator of which is the aggregate of the Principal Balances as of the related Determination Date of all Mortgage Loans that were 90 or more days contractually delinquent, in foreclosure, REO Property or for which the related Mortgagor was in a bankruptcy proceeding or paying a reduced Monthly Payment as a result of a bankruptcy workout and (ii) the denominator of which is the Aggregate Principal Balance of all Mortgage Loans as of the related Determination Date.

         "DEPOSIT DATE": The date each month on which funds on deposit in the Collection Account are remitted by the Servicer to the Indenture Trustee for deposit into the Bond Account, which date shall be with respect to any Payment Date, the 18th day of the month in which such Payment Date occurs, or the next succeeding Business Day, if such 18th day is not a Business Day.

         "DETERMINATION DATE": As to any Payment Date, the last day of the Due Period relating to such Payment Date.

         "DUE PERIOD": With respect to any Payment Date, the period commencing on the second day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or, with respect to the first Payment Date, commencing the day following the applicable Cut-off Date for each Mortgage Loan) and ending on the first day of the calendar month in which such Payment Date occurs.

         "ELIGIBLE ACCOUNT": Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "AA" or better by Standard & Poor's and "Aa2" or better by Moody's and in the highest short term rating category by Standard & Poor's and Moody's, and that is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, and (v) approved in writing by the Bond Insurer or (B) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (B).

         "EVENT OF DEFAULT":  As defined in Section 5.01.

         "EXCESS CASH": With respect to any Payment Date, the amount, if any, by which Available Funds for such Payment Date exceed the sum of (i) any amounts payable to the Bond Insurer for Insured Payments paid on prior Payment Dates and not yet reimbursed and for any unpaid Bond Insurer Premiums for prior Payment Dates (in each case with interest thereon at the "Late Payment Rate" (as defined in the Insurance Agreement)), (ii) the Bond Interest for the related Payment Date, and (iii) the Monthly Principal for the related Payment Date.

         "EXCESS CASH PAYMENT". As defined in clause fourth of Section 8.02(c).

         "FDIC": The Federal Deposit Insurance Corporation and its successors in interest.

         "FINAL CERTIFICATION": A certification as to the completeness of each Mortgage File provided by the Indenture Trustee on or before the first anniversary of the Closing Date pursuant to Section 6.15(b).

         "FINAL MATURITY DATE":  The Payment Date in April 2029.

         "FULL PREPAYMENT": With respect to any Mortgage Loan, when any one of the following occurs: (i) payment is made by the Mortgagor to the Servicer of 100% of the outstanding principal balance of such Mortgage Loan, together with all accrued and unpaid interest thereon at the Mortgage Interest Rate on such Mortgage Loan, (ii) payment is made to the Indenture Trustee of the Purchase Price of such Mortgage Loan in connection with the purchase of such Mortgage Loan by the Mortgage Loan Seller or the Servicer or (iii) payment is made to the Servicer of all Insurance Proceeds and Liquidation Proceeds, and other payments, if any, that have been determined by the Servicer in accordance with the provisions of the Servicing Agreement to be finally recoverable, in the Servicer's reasonable judgment, in respect of such Mortgage Loan.

         "GRANT": To assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Mortgage Loan and related Mortgage Files, a Permitted Investment, the Servicing Agreement, the Mortgage Loan Sale Agreement, the Mortgage Loan Contribution Agreement, an Insurance Policy or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, insurance proceeds, Purchase Prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "GROSS MARGIN":  As defined in the Servicing Agreement.

         "HIGHEST LAWFUL RATE":  As defined in Section 11.18.

         "INDENTURE": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

         "INDENTURE TRUSTEE": Norwest Bank Minnesota, National Association, a national banking association, and any Person resulting from or surviving any consolidation or merger to which it may be a party until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Person.

         "INDENTURE TRUSTEE'S FEE": The Indenture Trustee's monthly fee, equal to 1/12th of 0.0125% of the Aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

         "INDEPENDENT": When used with respect to any specified Person means such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Bonds, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "INDIVIDUAL BOND": A Bond of an original principal amount of $1,000 (provided, however, one Bond may be less than that amount); a Bond of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Bonds equal to the quotient obtained by dividing such original principal amount by $1,000.

         "INITIAL CERTIFICATION": A certification as to the completeness of each Mortgage File provided by the Indenture Trustee on the Closing Date pursuant to
Section 6.15(a).

         "INDEMNIFICATION AGREEMENT":  As defined in the Insurance Agreement.

         "INSURANCE AGREEMENT": The Insurance Agreement, dated as of September 1, 1997, among the Bond Insurer, the Issuer, the Servicer, the Mortgage Loan Seller, the Transferor, and the Indenture Trustee.

         "INSURANCE POLICIES": All insurance policies insuring any Mortgage Loan or Mortgaged Property, to the extent the Issuer or the Indenture Trustee has any interest therein.

         "INSURED PAYMENTS": As to any Payment Date, the amount required to be paid by the Bond Insurer under the MBIA Insurance Policy pursuant to a Notice of Claim presented by the Indenture Trustee (in the manner described in Section 8.03). The Insured Payment is (a) for any Payment Date, the sum of (i) the Bond Interest for such Payment Date minus the Available Funds for such Payment Date and (ii) the then existing Overcollateralization Deficit, if any (after application of Available Funds for such Payment Date to reduce the Bond Balance on such Payment Date) and (b)any shortfall in the amount required to pay a Preference Amount from any source other than the MBIA Insurance Policy.

         "INSURANCE PROCEEDS":  As defined in the Servicing Agreement.

         "INTEREST PERIOD": With respect to the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the Payment Date in October 1997 and, as to any subsequent Payment Date, the period beginning on the immediately preceding Payment Date and ending on the day prior to the related Payment Date.

         "ISSUER": Fund America Investors Trust 1997-NMC1, a Delaware business trust.

         "ISSUER ORDER" and "ISSUER REQUEST": A written order or request of the Issuer signed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or, in the case of such order or request required by Section 2.11, by an Authorized Officer of the holder of the Residual Certificate and delivered to the Indenture Trustee or the Authenticating Agent, as applicable.

         "LETTER AGREEMENT": The Letter of Representations to The Depository Trust Company from the Indenture Trustee and the Issuer dated September 30, 1997, attached hereto as Exhibit D.

         "LIBOR": With respect to any Payment Date (other than the first Payment
Date), the per annum rate determined by the Indenture Trustee on the related LIBOR Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits as such rates appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such LIBOR Determination Date. On each LIBOR Determination Date, LIBOR will be established by the Indenture Trustee as follows:

                  (a) if on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations; or

                  (b) if on such LIBOR Determination Date, fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate.

         "LIBOR DETERMINATION DATE": With respect to any Interest Period after the first Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

         "LIQUIDATED MORTGAGE LOAN":  As defined in the Servicing Agreement.

         "LIQUIDATION DATE": With respect to any Mortgage Loan, the date of the final receipt of all Liquidation Proceeds, Insurance Proceeds or other payments with respect to such Mortgage Loan.

         "LIQUIDATION PROCEEDS":  As defined in the Servicing Agreement.

         "LOAN-TO-VALUE RATIO":  As defined in the Mortgage Loan Sale Agreement.

         "LONDON BUSINESS DAY": A Business Day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "MATURITY": With respect to any Bond, the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

         "MANAGEMENT AGREEMENT": That certain agreement, dated as of September 1, 1997, between the Issuer and the Indenture Trustee pursuant to which the Indenture Trustee, as manager, will perform certain obligations of the Issuer hereunder.

         "MBIA INSURANCE POLICY": The financial guaranty insurance policy (No. 24873), dated September 30, 1997, issued by the Bond Insurer to the Indenture Trustee for the benefit of the Bondholders, pursuant to which the Bond Insurer guarantees payment of Insured Payments. A specimen of the MBIA Insurance Policy is attached hereto as Exhibit F.

         "MBIA PAYMENT DEFAULT": Failure and continued failure by the Bond Insurer to make an Insured Payment required under the MBIA Insurance Policy in accordance with its terms.

         "MINIMUM RATE":  As defined in the Servicing Agreement.

         "MONTHLY ADVANCE":  As defined the Servicing Agreement.

         "MONTHLY PAYMENT": With respect to any Mortgage Note, the amount of each monthly payment payable under such Mortgage Note by the Mortgagor in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Interest Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

         "MONTHLY PRINCIPAL": For any Payment Date, an amount equal to (a) the aggregate of (i) all scheduled payments of principal received (or advanced or to be advanced on the related Deposit Date) with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, and (ii) the aggregate of the amounts allocable to principal deposited in the Bond Account on the related Deposit Date by the Issuer, the Transferor, the Servicer or the Bond Insurer in connection with a repurchase, release, removal or substitution of any Mortgage Loans pursuant to this Indenture, reduced by (b) the amount of any Overcollateralization Surplus with respect to such Payment Date.

         "MONTHLY SERVICING FEE":  As defined in the Servicing Agreement.

         "MOODY'S": Moody's Investors Service, Inc. and its successors in interest.

         "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

         "MORTGAGE FILE":  As defined in the Mortgage Loan Sale Agreement.

         "MORTGAGE INTEREST RATE": With respect to each Mortgage Loan, the adjustable rate per annum set forth in the related Mortgage Note from time to time at which interest accrues on such Mortgage Loan as of the most recent interest rate adjustment pursuant to the related Mortgage Note, in each case after giving effect to any modification of a Mortgage Loan for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer in accordance with the Servicing Agreement.

         "MORTGAGE LOAN": Each of the mortgage loans Granted to the Indenture Trustee under this Indenture as security for the Bonds and that from time to time comprise part of the Trust Estate, including any property that secures a Mortgage that becomes REO Property. The Mortgage Loans are listed on the Mortgage Loan Schedule annexed hereto as Schedule I.

         "MORTGAGE LOAN CONTRIBUTION AGREEMENT": That certain agreement, dated as of September 1, 1997, between the Transferor and the Issuer pursuant to which the Mortgage Loans will be acquired from the Transferor by the Issuer for inclusion in the Trust Estate, a copy of which agreement is attached hereto as Exhibit C.

         "MORTGAGE LOAN SALE AGREEMENT": That certain agreement, dated as of September 1, 1997, between the Mortgage Loan Seller and the Transferor pursuant to which the Mortgage Loans will be acquired from the Mortgage Loan Seller by the Transferor, a copy of which agreement is attached hereto as Exhibit B.

         "MORTGAGE LOAN SCHEDULE": As of any date, the schedule of mortgage loans included in the Trust Estate. Schedule I hereto identifies the Mortgage Loans being Granted to the Indenture Trustee on the Closing Date. The Mortgage Loan Schedule shall be amended by the Servicer as appropriate from time to time to reflect the deletion and substitution of Mortgage Loans in accordance with the terms of the Basic Documents. The Mortgage Loan Schedule shall identify each Mortgage Loan by the Servicer's loan number and address (including the state) of the related Mortgaged Property and shall set forth as to each Mortgage Loan the initial Loan-to-Value Ratio, the Principal Balance as of the Cut-off Date, the Index, the Gross Margin, the currently Monthly Payment amount and the stated maturity date of the related Mortgage Note. The Issuer shall cause the initial Mortgage Loan Schedule to be delivered by the Mortgage Loan Seller to the Indenture Trustee in both physical and computer-readable form.

         "MORTGAGE LOAN SELLER": National Mortgage Corporation, a Colorado corporation.

         "MORTGAGE NOTE": The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

         "MORTGAGED PROPERTY": The underlying property securing a Mortgage Note.

         "MORTGAGOR":  The obligor under a Mortgage Note.

         "NET LIQUIDATION PROCEEDS":  As defined in the Servicing Agreement.

         "NONRECOVERABLE ADVANCE":  As defined in the Servicing Agreement.

         "NOTICE OF CLAIM": The notice required to be furnished by the Indenture Trustee to the Bond Insurer in the event an Insured Payment is required to be paid under the MBIA Insurance Policy with respect to any Payment Date, in the form set forth as Exhibit G hereto.

         "OFFICERS' CERTIFICATE": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of the Mortgage Loan Seller, the Transferor, the Servicer or, in the case of the Issuer, an authorized signatory of the Owner Trustee, as the case may be, and delivered to the Indenture Trustee, Bond Insurer or each Rating Agency, as the case may be.

         "OPINION OF COUNSEL": A written opinion of counsel reasonably acceptable to the Indenture Trustee and, in the case of opinions delivered to the Bond Insurer, reasonably acceptable to it. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel, except in such instances where such opinion is at the request of the Indenture Trustee, in which case such expense shall be an expense of the Issuer.

         "ORIGINAL BOND BALANCE": The principal balance of the Bonds at the issue date thereof, equal to $121,765,000.

         "OUTSTANDING": As of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

                  (i) Definitive Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

                  (ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

                  (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

                  (iv) Bonds alleged to have been destroyed, lost or stolen that have been paid as provided for in Section 2.07;

provided, however, that in determining whether the Holders of the requisite percentage of the Bond Balance of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Indenture Trustee knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor or such other obligor; provided, further, however, that Bonds that have been paid with the proceeds of the MBIA Insurance Policy shall be deemed to be Outstanding for the purposes of this Indenture, such payment to be evidenced by written notice from the Bond Insurer to the Indenture Trustee, and the Bond Insurer shall be deemed to the Holder thereof to the extent of any payments thereon made by the Bond Insurer.

         "OVERCOLLATERALIZATION AMOUNT": As to any Payment Date, the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period exceeds (y) the Bond Balance for such Payment Date, after taking into account the Monthly Principal (disregarding any permitted reduction thereof in Monthly Principal due to an Overcollateralization Surplus made on such Payment Date) to be applied in reduction of the Bond Balance on such Payment Date. If the Aggregate Principal Balance of the Mortgage Loans is less than the Bond Balance for such Payment Date, determined as provided above, the Overcollateralization Amount for such Payment Date shall be zero.

         "OVERCOLLATERALIZATION DEFICIT": As to any Payment Date, the amount, if any, by which the Bond Balance on such Payment Date (after taking into account any payments to be paid on such Payment Date in reduction of the Bond Balance) exceeds the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period. If the Aggregate Principal Balance of the Mortgage Loans as determined pursuant to the preceding sentence is greater than the Bond Balance for such Payment Date determined as provided above, the Overcollateralization Deficit for such Payment Date shall be zero.

         "OVERCOLLATERALIZATION SURPLUS": As to any Payment Date, the amount, if any, by which (x) the Overcollateralization Amount on such Payment Date exceeds
(y) the Required Overcollateralization Amount on such Payment Date.

         "OWNER TRUSTEE": Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor owner trustee thereunder.

         "OWNER TRUSTEE FEE":  As defined in the Trust Agreement.

         "PAYING AGENT": The Indenture Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to
Section 3.03 to pay the principal of, or interest on, any Bonds on behalf of the Issuer, which agent, if not the Indenture Trustee, shall have signed an instrument agreeing to be bound by the terms of this Indenture applicable to the Paying Agent.

         "PAYMENT AHEAD": As defined in the Servicing Agreement.

         "PAYMENT DATE": The 25th day of each month or, if any such day is not a Business Day, the Business Day immediately following such 25th day, beginning October 27, 1997.

         "PAYMENT DATE STATEMENT": The statement prepared pursuant to Section 2.08(d) with respect to collection on or in respect of the Mortgage Loans and other assets of the Trust Estate and payments on or in respect of the Bonds, based upon the information contained in the Servicer Remittance Report prepared pursuant to the Servicing Agreement and setting forth the following information with respect to each Payment Date (to the extent the Servicer has made such information (other than the information described in clause (ii), (iii), (iv), (v) and (xiv) below) available to the Indenture Trustee):

                  (i) the amount of such payment to Bondholders allocable to (x) Monthly Principal (separately setting forth Principal Prepayments) and (y) any Excess Cash Payment;

                  (ii) the amount of such payment to Bondholders allocable to (x) Bond Interest and (y) Available Funds Cap Carry Forward Amount;

                  (iii) the Bond Balance, after giving effect to the payment of Monthly Principal and any Excess Cash Payment applied to reduce the Bond Balance on such Payment Date;

                  (iv)     the amount of any Insured Payments for such Payment
         Date;

                  (v) the Overcollateralization Amount, the then applicable Required Overcollateralization Amount, the Overcollateralization Surplus, if any, and the Overcollateralization Deficit, if any, with respect to such Payment Date;

                  (vi) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Due Period;

                  (vii) the amount of Monthly Advances made with respect to such Payment Date, if any;

                  (viii) the number and aggregate of the Principal Balances of Mortgage Loans (including the Principal Balances of all Mortgage Loans in foreclosure) contractually delinquent (i) one month, (ii) two months and (iii) three or more months, as of the end of the related Collection Period;

                  (ix) the number and aggregate of the Principal Balances of the Mortgage Loans in foreclosure or subject to other similar proceedings, and the number and aggregate of the Principal Balance of Mortgage Loans, the Mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the related Collection Period and the book value of any real estate acquired through foreclosure, grant of a deed in lieu of foreclosure or other similar proceedings during the related Collection Period;

                  (x) the aggregate of the Principal Balances of the Mortgage Loans repurchased by the Mortgage Loan Seller or purchased by the Servicer, separately setting forth the aggregate of the Principal Balances of Mortgage Loans delinquent for three consecutive monthly installments purchased by the Servicer at its option pursuant to the Servicing Agreement;

                  (xi) the aggregate amount of the Monthly Servicing Fee paid to or retained by the Servicer for the related Collection Period;

                  (xii) the aggregate Principal Balance of the three largest outstanding Mortgage Loans subject to this Indenture as of the related Determination Date;

                  (xiii) the aggregate amount of Realized Losses incurred during the related Collection Period and the cumulative amount of Realized Losses since the respective Cut-off Dates; and

                  (xiv) the Delinquency Percentage and the Rolling Loss Percentage (as defined in the Servicing Agreement) relating to such Payment Date.

         In the case of information furnished pursuant to subclauses (i) and
         (ii) above, the amounts shall be expressed as a dollar amount per Individual Bond.

         "PERCENTAGE INTEREST": With respect to a Bond, the undivided percentage interest (carried to eight places rounded down) obtained by dividing the original principal balance of such Bond by the Original Bond Balance and multiplying the result by 100.

         "PERMITTED INVESTMENTS": One or more of the following obligations, instruments and securities:

                  (a) direct general obligations of, or obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, Federal National Mortgage Corporation, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated Aa3 or higher by Moody's, the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of Standard & Poor's and of Moody's and provided that each such investment has an original maturity of no more than 365 days and
         (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as a principal) rated A or higher by S&P and rated A2 or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities.

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and the Bond Insurer and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment which invest only in other Permitted Investments (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Permitted Investments set forth herein) including money market funds of the Indenture Trustee and any such funds that are managed by the Indenture Trustee or its affiliates or which Indenture Trustee or any affiliate acts as advisor as long as such money market funds satisfy the criteria of this subparagraph (g); and

                  (h) any investment approved in writing by the Bond Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Bonds.

         The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Permitted Investments listed above. All Permitted Investments in a trust account under the Indenture shall be made in the name of the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer.

         "PERSON": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "PREDECESSOR BONDS": With respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

         "PREFERENCE AMOUNT": Any amount previously distributed to a Bondholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

         "PRINCIPAL BALANCE": As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the applicable Cut-off Date) less (i) all scheduled payments of principal received or advanced (or to be advanced on the related Deposit Date) with respect to the Mortgage Loans and due during the related Due Period and all other amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans (including Principal Prepayments, but not including Payments Ahead that are not allocable to principal for the related Due Period) during or in respect of the related Collection Period, Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (ii) the portion of the Purchase Price allocable to principal to be remitted by the Mortgage Loan Seller or the Servicer to the Indenture Trustee on or prior to the related Deposit Date in connection with a repurchase of such Mortgage Loan pursuant to the Mortgage Loan Sale Agreement, the Servicing Agreement or Section 8.05 hereof, to the extent such amount is actually remitted on or prior to such Deposit Date, and (iii) the amount to be remitted by the Mortgage Loan Seller to the Indenture Trustee on the related Deposit Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to the Mortgage Loan Sales Agreement and Section 8.05 hereof, to the extent such amount is actually remitted on or prior to such Deposit Date; provided, however that Mortgage Loans that have become Liquidated Mortgage Loans since the end of the preceding Determination Date (or, in the case of the first Determination Date, since the applicable Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

         "PRINCIPAL PREPAYMENT": As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Trust Insurance Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

         "PROCEEDING": Any suit in equity, action at law or other judicial or administrative proceeding.

         "PURCHASE PRICE": With respect to any Defective Mortgage Loan, an amount equal to (i) the sum of (A) the Principal Balance of such Defective Mortgage Loan as of the beginning of the Due Period next preceding the Deposit Date on which such repurchase or purchase is required to occur, (B) interest computed at the applicable Mortgage Interest Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the last day of the Due Period immediately preceding the Deposit Date on which such repurchase occurs and (C) any previously unreimbursed Servicing Advances made on or in respect of such Defective Mortgage Loan, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan made by or on behalf of the related Mortgagor during such Due Period. With respect to any Qualified Replacement Mortgage Loan, the amount remitted by the Mortgage Loan Seller to the Indenture Trustee on or prior to the Deposit Date relating to a Payment Date in connection with a substitution of such Qualified Replacement Mortgage Loan for a Mortgage Loan pursuant to the Mortgage Loan Sales Agreement or Section
8.05 hereof.

         "QUALIFIED REPLACEMENT MORTGAGE LOAN": A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 8.05 that must, at the end of the Due Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the Due Period preceding the date of substitution, (ii) have the Mortgage Interest Rate computed on substantially the same basis as the Mortgage Interest Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or lower than the Loan-to- Value Ratio of the Deleted Mortgage Loan, (v) have a first lien priority, (vi) comply as of the date of substitution with each representation and warranty set forth in Section 4(b) and Exhibit B of the Mortgage Loan Sale Agreement, (vii) have the same or better property type as the Deleted Mortgage Loan and (viii) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis acceptable to the Bond Insurer, except that the requirements of clauses (v), (vi), (vii) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

         "RATING AGENCIES": Standard & Poor's and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Indenture Trustee.

         "REALIZED LOSS":  As defined in the Servicing Agreement.

         "RECORD DATE": With respect to any Payment Date, the date on which the Persons entitled to receive any payment of principal of or interest on any Bonds (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date shall be the last Business Day preceding such Payment Date or, with respect to Definitive Bonds, the last Business Day of the month preceding the month of such Payment Date. With respect to a vote of Bondholders required or allowed hereunder, the Record Date shall be the later of (i) 30 days prior to the first solicitation of consents or
(ii) the date of the most recent list of Bondholders furnished to the Indenture Trustee pursuant to Section 7.01(a) prior to such solicitation.

         "REDEMPTION DATE": The Payment Date, if any, on which the Bonds are redeemed pursuant to Article X hereof which date may occur on or after the Payment Date on which the Aggregate Principal Balance of the Mortgage Loans as of the related Determination Date is less than 10% of the Aggregate Principal Balances of the Mortgage Loans as of their respective Cut-off Dates.

         "REDEMPTION PRICE": With respect to any Bond to be redeemed in whole or in part, an amount equal to 100% of the Current Bond Balance of the Bond to be so redeemed, together with accrued and unpaid interest on such amount at the Bond Interest Rate, plus any unpaid Available Funds Cap Carry Forward Amount, through the end of the Interest Period immediately preceding the Redemption Date.

         "REFERENCE BANKS": Bankers Trust Company, Barclay's Bank PLC and National Westminster Bank PLC; provided that, if any of the foregoing banks are deemed by the Servicer (as indicated in writing to the Indenture Trustee) not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) that have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with the Issuer, the Mortgage Loan Seller, the Transferor, the Servicer or any originator.

         "RELIEF ACT PERCENTAGE": For any Payment Date, the amount, converted to a percentage of the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Determination Date, of any interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). In computing the Relief Act Percentage, only those shortfalls that would reduce Available Funds to an amount less than the sum of
(i) amounts owed to the Bond Insurer, (ii) Bond Interest (calculated assuming the Relief Act Percentage is zero) and (iii) Monthly Principal on the related Payment Date will be taken into account for purposes of such calculation.

         "REMITTABLE FUNDS":  As defined in the Servicing Agreement.

         "REO PROPERTY":  As defined in the Servicing Agreement.

         "REQUIRED OVERCOLLATERALIZATION AMOUNT" means:

                  (a) for any Payment Date occurring during the period commencing on the Closing Date and ending on the later of the thirtieth Payment Date following the Closing Date and the date upon which principal of the Bonds in the amount of one-half of the Aggregate Principal Balance of the Mortgage Loans as of the respective Cut-off Dates has been received by the Bondholders, the greater of: (i) 3.70% of the Aggregate Principal Balance of the Mortgage Loans as of the respective Cut-off Dates, and (ii) 60% of the Delinquency Amount.

                  (b) for any Payment Date occurring after the end of the period described in clause (a) above, the greatest of (i) 7.40% of the Aggregate Principal Balance of the Mortgage Loans as of the Determination Date relating to such Payment Date, (ii) 60% of the Delinquency Amount, (iii) 0.75% of the Aggregate Principal Balance of the Mortgage Loans as of the respective Cut-off Dates, and (iv) the sum of the Principal Balances of the three largest Mortgage Loans then outstanding.

                  (c) Provided, however, for any Payment Date occurring after the end of the period described in clause (a) above, if 70% of the Delinquency Amount exceeds the amount calculated in clause (b)(i) above, the Required Overcollateralization Amount shall be no less than the Required Overcollateralization Amount as of the previous Payment Date.

                  The Bond Insurer may, in its sole discretion, at the request of the holders of 50% or more of the ownership interests of the Issuer, modify clause (a)(ii) or (b)(ii) above for the purpose of reducing or eliminating, in whole or in part, the application of clause (a)(ii) or
         (b)(ii) above, if the Indenture Trustee and each Rating Agency shall have been notified in writing of such modification prior to the related Payment Date and each Rating Agency shall have confirmed that such modification shall not result in a downgrading of the then-current implied ratings on the Bonds (without regard to the MBIA Insurance Policy).

         "REQUIRED PAYMENT AMOUNT": With respect to any Payment Date, the Bond Interest for such Payment Date plus the amount of any Overcollateralization Deficit for such Payment Date.

         "RESERVE INTEREST RATE": With respect to any LIBOR Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Dates to leading European banks.

         "RESPONSIBLE OFFICER": With respect to the Indenture Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "REUTERS SCREEN LIBO PAGE": The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that servicer for the purpose of displaying London interbank offered rates of major banks).

         "SALE": The meaning specified in Section 5.17.

         "SERVICER": With respect to any Mortgage Loan, National Mortgage Corporation, a Colorado corporation, as Servicer under the Servicing Agreement, and its permitted successors and assigns thereunder, including any successor servicers appointed pursuant to Section 6.02 of the Servicing Agreement.

         "SERVICER REMITTANCE REPORT":  As defined in the Servicing Agreement.

         "SERVICING ADVANCE":  As defined in the Servicing Agreement.

         "SERVICING AGREEMENT": The servicing agreement, dated as of September 1, 1997, among the Issuer, the Servicer and the Indenture Trustee, as indenture trustee and backup servicer, providing, among other things, for the servicing of the Mortgage Loans, as such agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor servicer. A copy of the Servicing Agreement as in effect as of the date hereof is attached hereto as Exhibit H.

         "SERVICING FEE RATE":  0.50% per annum.

         "STANDARD & POOR'S": Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and its successors in interest.
         "TRANSFEROR":  Fund America Investors Corporation II.

         "TRUST AGREEMENT": That certain Deposit Trust Agreement, dated as of September 1, 1997, among the Transferor, as Depositor (as such term is defined therein) and the Owner Trustee.

         "TRUST ESTATE": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Bondholders and the Bond Insurer as of any particular time (including, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof).

         "TRUST INDENTURE ACT" or "TIA": The Trust Indenture Act of 1939 as it may be amended from time to time.

         "TRUST INSURANCE PROCEEDS":  As defined in the Servicing Agreement.

         "TRUST PAYING AGENT": The entity appointed to act as paying agent pursuant to the Trust Agreement with respect to amounts on deposit from time to time in the Certificate Distribution Account and distributions thereof to Certificateholders. The initial Trust Paying Agent is Norwest Bank Minnesota, National Association.

         "U.S. BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq., as amended or supplemented from time to time.

         "VICE PRESIDENT": Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                                   ARTICLE II
                                    THE BONDS

         SECTION 2.01.  FORMS GENERALLY.

         The Bonds shall be in substantially the form set forth on Exhibit A attached hereto. Each Bond may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Bonds may be listed, or as may, consistently herewith, be determined by the Authorized Officers of the Owner Trustee executing such Bonds on behalf of the Issuer, as evidenced by their execution thereof. Any portion of the text of any Bond may be set forth on the reverse thereof with an appropriate reference on the face of the Bond.

         The Definitive Bonds may be produced in any manner determined by the Authorized Officers of the Owner Trustee executing such Bonds, as evidenced by their execution thereof.

         SECTION 2.02.  FORMS OF CERTIFICATE OF AUTHENTICATION.

         The form of the Authenticating Agent's certificate of authentication is as follows:

         This is one of the Bonds referred to in the within-mentioned Indenture.

                               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Authenticating Agent

                               By:
                                    -------------------------------------------
                                          Authorized Signatory

         SECTION 2.03. GENERAL PROVISIONS WITH RESPECT TO PRINCIPAL AND INTEREST PAYMENTS.

         The Bonds shall be designated generally as the "Collateralized Mortgage Obligations, Series 1997-NMC1" of the Issuer.

         The aggregate principal amount of Bonds that may be authenticated and delivered under the Indenture is limited to $121,765,000, except for the Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Sections 2.06, 2.07, or 9.06 of this Indenture. The Bonds shall consist of one and only one class having an Original Bond Balance, Bond Interest Rate for the initial Interest Period and Final Maturity Date as follows:

                                             Bond Interest
                       Original Bond     Rate for the initial         Final
        Designation       Balance           Interest Period       Maturity Date
       -------------   --------------    --------------------    --------------
       Series 1997-1    $121,765,000           5.86625%          April 25, 2029

         The Bonds shall be issued in the form specified in Section 2.01.

         Subject to the provisions of Section 3.01, Section 5.07, Section 5.09 and Section 8.02(d), the principal of the Bonds shall be payable in installments ending no later than the Final Maturity Date unless the unpaid principal of such Bonds become due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

         All payments made with respect to any Bond shall be applied first to the interest then due and payable on such Bond and then to the principal thereof. All computations of interest accrued on any Bond shall be made on the basis of the actual number of days elapsed in the related Interest Period in a year of 360 days.

         Interest on the Bonds shall accrue at the Bond Interest Rate during each Interest Period on the Current Bond Balance of each Outstanding Bond at the end of such Interest Period. Interest accrued during an Interest Period shall be payable on the next following Payment Date.

         All payments of principal of and interest on any Bond shall be made in the manner specified in Section 2.08.

         Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Bonds, if the Bonds have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on the Bonds shall be made in accordance with Section 5.07.

         SECTION 2.04.  DENOMINATIONS.

         The Bonds shall be issuable only as registered Bonds in the minimum denomination of $1,000 and integral multiples in excess thereof, with the exception of one Bond which may be issued in a lesser amount.

         SECTION 2.05.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Bonds shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of such Authorized Officer of the Owner Trustee on the Bonds may be manual or by facsimile.

         Bonds bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual has ceased to be an Authorized Officer of the Owner Trustee prior to the authentication and delivery of such Bonds or was not an Authorized Officer of the Owner Trustee at the date of such Bonds.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed on behalf of the Issuer to the Authenticating Agent for authentication; and the Authenticating Agent shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

         Each Bond authenticated on the Closing Date shall be dated the Closing Date. All other Bonds that are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

         No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its authorized officers or employees, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

         SECTION 2.06.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Indenture Trustee is hereby initially appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. The Indenture Trustee shall remain the Bond Registrar throughout the term hereof. Upon any resignation of the Indenture Trustee, the Issuer shall promptly appoint a successor, with the approval of the Bond Insurer, or, in the absence of such appointment, shall assume the duties of Bond Registrar.

         Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Owner Trustee on behalf of the Issuer, shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Owner Trustee shall execute, and the Authenticating Agent shall authenticate and deliver, the Bonds that the Bondholder making the exchange is entitled to receive.

         All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

         Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer and the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.07 not involving any transfer or any exchange made by the Bond Insurer.

         SECTION 2.07.  MUTILATED, DESTROYED, LOST OR STOLEN BONDS.

         If (1) any mutilated Bond is surrendered to the Bond Registrar or the Bond Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (2) there is delivered to the Bond Registrar such security or indemnity as may be required by the Bond Registrar to save each of the Issuer, the Bond Insurer and the Bond Registrar harmless, then, in the absence of notice to the Issuer or the Bond Registrar that such Bond has been acquired by a bona fide purchaser, the Owner Trustee shall execute and upon its request the Bond Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond or Bonds of the same tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Bond Registrar shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Bond Registrar in connection therewith. If any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered.

         Upon the issuance of any new Bond under this Section, the Issuer or the Bond Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Bond Registrar) connected therewith.

         Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

         SECTION 2.08.  PAYMENTS OF PRINCIPAL AND INTEREST.

                  (a) Payments on Bonds issued as Book-Entry Bonds will be made by or on behalf of the Indenture Trustee to the Clearing Agency or its nominee. Any installment of interest or principal payable on any Definitive Bonds that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such Payment Date by either (i) check mailed to such Person's address as it appears in the Bond Register on such Record Date, or (ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (A) is the registered holder of Definitive Bonds having an initial principal amount of at least $1,000,000 and (B) has provided the Indenture Trustee with wiring instructions in writing by five Business Days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date, except for the final installment of principal payable with respect to such Bond (or the Redemption Price for any Bond called for redemption, if such redemption will result in payment of the then entire unpaid principal amount of such Bond), which shall be payable as provided in subsection (b) below of this Section 2.08. A fee may be charged by the Indenture Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Any installment of interest or principal not punctually paid or duly provided for shall be payable as soon as funds are available to the Indenture Trustee for payment thereof, or if
         Section 5.07 applies, pursuant to Section 5.07.

                  (b) All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Bond and of any Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final installment of principal of each Bond (including the Redemption Price of any Bond called for optional redemption, if such optional redemption will result in payment of the entire unpaid principal amount of such Bond) shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the Indenture Trustee's presenting office located within the United States of America pursuant to Section 3.02.

          Whenever the Indenture Trustee expects that the entire remaining unpaid principal amount of any Bond will become due and payable on the next Payment Date other than pursuant to a redemption pursuant to Article X, it shall, no later than two days prior to such Payment Date, telecopy or hand deliver to each Person in whose name a Bond to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

                  (i) the Indenture Trustee expects that funds sufficient to pay such final installment will be available in the Bond Account on such Payment Date; and

                  (ii) if such funds are available, (A) such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Bond at the office or agency of the Bond Registrar maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice) and (B) no interest shall accrue on such Bond after such Payment Date.

                  A copy of such form of notice shall be sent to the Bond Insurer by the Indenture Trustee.

                  Notices in connection with redemptions of Bonds shall be mailed to Bondholders in accordance with Section 10.02.

                  (c) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to unpaid principal and interest that were carried by such other Bond. Any checks mailed pursuant to subsection (a) of this Section 2.08 and returned undelivered shall be held in accordance with Section 3.03.

                  (d) Each Payment Date Statement, prepared by the Indenture Trustee based on the Servicer Remittance Report delivered to the Indenture Trustee pursuant to the Servicing Agreement, shall be delivered by the Indenture Trustee to the Bond Insurer, the Rating Agencies, the Owner Trustee, the Underwriters (as defined in the Insurance Agreement) and each Bondholder as the statement required pursuant to Section 8.06. In addition, on each Payment Date the Indenture Trustee shall forward to the Underwriters and Bloomberg the electromagnetic tape or disk containing certain Mortgage Loan information required to be delivered to the Indenture Trustee by the Servicer pursuant to Section 3.01 of the Servicing Agreement; provided, however, that the Indenture Trustee shall not forward any such tape or disk that separately sets forth the Bond Insurer Premium or the Bond Insurer Premium Rate. Neither the Indenture Trustee (in its capacity as Indenture Trustee or as Back-Up Servicer) nor the Paying Agent shall have any responsibility to recalculate, verify or recompute information contained in any such tape or disk or any such Servicer Remittance Report except to the extent necessary to satisfy all obligations under this Section 2.08(d) and in its capacity as Back-Up Servicer under
         Article III of the Servicing Agreement.

         Within 90 days after the end of each calendar year, the Indenture Trustee will be required to furnish to each person who at any time during the calendar year was a Bondholder, if requested in writing by such person, a statement containing the information set forth in subclauses (i) and (ii) in the definition of "Payment Date Statement," aggregated for such calendar year or the applicable portion thereof during which such person was a Bondholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.

         SECTION 2.09.  PERSONS DEEMED OWNERS.

         Prior to due presentment for registration of transfer of any Bond, the Issuer, the Indenture Trustee, any Paying Agent and any other agent of the Issuer, the Bond Insurer or the Indenture Trustee may treat the Person in whose name any Bond is registered as the owner of such Bond (a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Bond and (b) on any other date for all other purposes whatsoever, and neither the Issuer, the Indenture Trustee, any Paying Agent nor any other agent of the Issuer, the Bond Insurer or the Indenture Trustee shall be affected by notice to the contrary.

         SECTION 2.10.  CANCELLATION.

         All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and shall be promptly canceled by it. The Issuer may at any time deliver to the Bond Registrar for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be held by the Bond Registrar in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

         SECTION 2.11.  AUTHENTICATION AND DELIVERY OF BONDS.

         The Bonds may be executed by an Authorized Officer of the Owner Trustee and delivered to the Authenticating Agent for authentication, and thereupon the same shall be authenticated and delivered by the Authenticating Agent, upon Issuer Request and upon receipt by the Authenticating Agent of all of the following:

                  (a) An Issuer Order authorizing the execution, authentication and delivery of the Bonds and specifying the Final Maturity Date, the principal amount and the Bond Interest Rate (or the manner in which such Bond Interest Rate is to be determined) of such Bonds to be authenticated and delivered.

                  (b) An Issuer Order authorizing the execution and delivery of this Indenture.

                  (c) One or more Opinions of Counsel addressed to the Authenticating Agent and the Bond Insurer or upon which the Authenticating Agent and the Bond Insurer is expressly permitted to rely, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Authenticating Agent and the Bond Insurer.

                  In rendering the opinions set forth above, such counsel may rely upon officer's certificates of the Issuer, the Owner Trustee, the Servicer and the Indenture Trustee, without independent confirmation or verification with respect to factual matters relevant to such opinions. In rendering the opinions set forth above, such counsel need express no opinion as to (A) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests that arise by operation of law and that do not require any filing or similar action in order to take priority over a perfected security interest or (B) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of the United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of the Employee Retirement Income Security Act of 1974).

                  The acceptability to the Bond Insurer of the Opinion of Counsel delivered to the Indenture Trustee and the Bond Insurer at the Closing Date shall be conclusively evidenced by the delivery on the Closing Date of the MBIA Insurance Policy.

                  (d) An Officers' Certificate of the Issuer complying with the requirements of Section 11.01 and stating that:

                  (i) the Issuer is not in Default under this Indenture and the issuance of the Bonds will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's Certificate of Trust or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds have been complied with;

                  (ii) the Issuer is the owner of each Mortgage Loan, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Mortgage Loan to the Indenture Trustee;

                  (iii) the information set forth in the Mortgage Loan Schedule attached as Schedule I to this Indenture is correct;

                  (iv) the Issuer has Granted to the Indenture Trustee all of its right, title and interest in each Mortgage Loan;

                  (v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in Section 4068(a) of the Employee Retirement Income Security Act of 1974, as amended, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuer; and

                  (vi) attached thereto is a true and correct copy of letters signed by each Rating Agency confirming that the Bonds have been rated in the highest rating category of such Rating Agency.

                  (e)      An executed counterpart of the Servicing Agreement.

                  (f)      An executed counterpart of the Mortgage Loan Sale
         Agreement.

                  (g) An executed counterpart of the Mortgage Loan Contribution Agreement.

         SECTION 2.12.  BOOK-ENTRY BONDS.

         The Bonds will be issued initially as one or more certificates in the name of the Cede & Co., as nominee for the Clearing Agency maintaining book-entry records with respect to ownership and transfer of such Bonds, and registration of the Bonds may not be transferred by the Bond Registrar except upon Book-Entry Termination. In such case, the Bond Registrar shall deal with the Clearing Agency as representatives of the Beneficial Owners of such Bonds for purposes of exercising the rights of Bondholders hereunder. Each payment of principal of and interest on a Book-Entry Bond shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Bonds that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Bonds that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Bonds. None of the Indenture Trustee, the Bond Registrar, if any, the Issuer, or any Paying Agent or the Bond Insurer shall have any responsibility therefor except as otherwise provided by applicable law. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

         SECTION 2.13.  TERMINATION OF BOOK ENTRY SYSTEM.

                  (a) The book-entry system through the Clearing Agency with respect to the Book-Entry Bonds may be terminated upon the happening of any of the following:

                  (i) The Clearing Agency advises the Indenture Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Bonds and the Indenture Trustee is unable to locate a qualified successor clearing agency satisfactory to the Issuer;

                  (ii) The Issuer, in its sole discretion, elects to terminate the book-entry system by notice to the Clearing Agency and the Indenture Trustee; or

                  (iii) After the occurrence of an Event of Default (at which time the Indenture Trustee shall use all reasonable efforts to promptly notify each Beneficial Owner through the Clearing Agency of such Event of Default), the Beneficial Owners of no less than 51% of the Bond Balance of the Book-Entry Bonds advise the Indenture Trustee in writing, through the related Clearing Agency Participants and the Clearing Agency, that the continuation of a book-entry system through the Clearing Agency to the exclusion of any Definitive Bonds being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of the Beneficial Owners.

                  (b) Upon the occurrence of any event described in subsection (a) above, the Indenture Trustee shall use all reasonable efforts to notify all Beneficial Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Bonds to Beneficial Owners requesting the same, in an aggregate Current Bond Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption. Definitive Bonds shall be issued only upon surrender to the Indenture Trustee of the global Bond by the Clearing Agency, accompanied by registration instructions for the Definitive Bonds. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Bonds, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall cease to be applicable and the provisions relating to Definitive Bonds shall be applicable.

                                   ARTICLE III
                                    COVENANTS

         SECTION 3.01.  PAYMENT OF BONDS.

         The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Bonds in accordance with the terms of the Bonds and this Indenture. The Bonds shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Bonds. No person shall be personally liable for any amounts payable under the Bonds. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

         SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer will cause the Bond Registrar to maintain its corporate trust office at a location where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served.

         The Issuer may also from time to time at its own expense designate one or more other offices or agencies within the United States of America where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, any designation of an office or agency for payment of Bonds shall be subject to Section 3.03. The Issuer will give prompt written notice to the Indenture Trustee and the Bond Insurer of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 3.03.  MONEY FOR BOND PAYMENTS TO BE HELD IN TRUST.

         All payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Bond Account pursuant to Section 8.02(c) or Section 5.07 shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the Bond Account for payments of Bonds shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in Section 5.07 or Section 8.02.

         With respect to Definitive Bonds, if the Issuer shall have a Paying Agent that is not also the Bond Registrar, such Bond Registrar shall furnish, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Bonds and of the number of Individual Bonds held by each such Holder.

         Whenever the Issuer shall have a Paying Agent other than the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Bond Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Bonds with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article VIII.

         Subject to the prior consent of the Bond Insurer, any Paying Agent other than the Indenture Trustee shall be appointed by Issuer Order and at the expense of the Issuer. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) that is not, at the time of such appointment, a depository institution or trust company whose obligations would be Permitted Investments pursuant to clause (c) of the definition of the term Permitted Investments. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (1) allocate all sums received for payment to the Holders of Bonds on each Payment Date among such Holders in the proportion specified in the applicable Payment Date Statement, in each case to the extent permitted by applicable law;

                  (2) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (3) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Bonds if at any time the Paying Agent ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

                  (4) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any Default by the Issuer (or any other obligor upon the Bonds) in the making of any payment required to be made with respect to any Bonds for which it is acting as Paying Agent;

                  (5) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

                  (6) comply with all requirements of the Code, and all regulations thereunder, with respect to withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any of the Bonds, the Issuer has provided the calculations pertaining thereto to the Indenture Trustee and the Paying Agent.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Bond (or if earlier, three months before the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Agent, at the last address of record for each such Holder).

         SECTION 3.04.  EXISTENCE OF ISSUER.

                  (a) Subject to Sections 3.04(b) and (c), the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware or under the laws of any other state or the United States of America, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Servicing Agreement, the Insurance Agreement and the Mortgage Loan Contribution Agreement.

                  (b) Subject to Section 3.09(vii) and the prior written consent of the Bond Insurer, any entity into which the Issuer may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding (other than Section 3.09(vii)).

                  (c) Upon any consolidation or merger of or other succession to the Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of, and shall have all of the obligations of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         SECTION 3.05.  PROTECTION OF TRUST ESTATE.

                  (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

                  (i) Grant more effectively all or any portion of the Trust Estate;

                  (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iv) enforce any of the Mortgage Loans, the Servicing Agreement, the Mortgage Loan Sale Agreement or the Mortgage Loan Contribution Agreement; or

                  (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, and of the Bondholders, in the Mortgage Loans and the other property held as part of the Trust Estate against the claims of all Persons and parties.

                  (b) The Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held, or to which it is intended to be removed, as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(c), if no Opinion of Counsel has yet been delivered pursuant to
         Section 3.06) or cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         SECTION 3.06.  OPINIONS AS TO TRUST ESTATE.

         On or before April 30th in each calendar year, beginning with the first calendar year commencing after the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Bond Insurer an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee and the Bond Insurer either stating that, in the opinion of such counsel, such action has been taken as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe all such action, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until May 1st in the following calendar year.

         SECTION 3.07.  PERFORMANCE OF OBLIGATIONS; SERVICING AGREEMENT.

                  (a) The Issuer shall punctually perform and observe all of its obligations under this Indenture and the Servicing Agreement.

                  (b) The Issuer shall not take any action and will use its Best Efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Mortgage Files or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents or instruments contained in the Mortgage Files, except as expressly permitted in this Indenture, the Servicing Agreement or such document included in the Mortgage File or other instrument or unless such action will not adversely affect the interests of the Holders of the Bonds.

                  (c) If the Issuer shall have knowledge of the occurrence of a default under the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Bond Insurer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.

                  (d) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Rating Agencies. As soon as any successor Servicer is appointed, the Indenture Trustee shall notify the Rating Agencies, specifying in such notice the name and address of such successor Servicer.

         SECTION 3.08.  INVESTMENT COMPANY ACT.

         The Issuer shall at all times conduct its operations so as not to be subject to, or shall comply with, the requirements of the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

         SECTION 3.09.  NEGATIVE COVENANTS.

         The Issuer shall not:

                  (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture or the Servicing Agreement;

                  (ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Bonds by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                  (iii) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of the Bonds pursuant to this Indenture or amend the Trust Agreement, as in effect on the Closing Date, other than in accordance with Section 11.01;

                  (iv) incur, issue, assume or otherwise become liable for any indebtedness other than the Bonds;

                  (v) incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Bonds pursuant to this Indenture;

                  (vi      dissolve or liquidate in whole or in part (until the
         Bonds are paid in full);

                  (vii)(1) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be impaired, amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (3) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Estate; or

                  (viii) take any other action that should reasonably be expected to, or fail to take any action if such failure should reasonably be expected to, cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code or (b) a taxable mortgage pool pursuant to Section 7701(i) of the Code.

         SECTION 3.10.  ANNUAL STATEMENT AS TO COMPLIANCE.

         On or before March 31, 1998, and each March 31st thereafter, the Issuer shall deliver to the Indenture Trustee, the Bond Insurer and the Underwriters a written statement, signed by an Authorized Officer of the Owner Trustee, stating that:

                  (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such Authorized Officer's supervision; and

                  (2) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such covenant or condition, specifying each such Default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.11.  RESTRICTED PAYMENTS.

         The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer,
(ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Bond Insurer and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Servicing Agreement or the Trust Agreement and the Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Bond Account except in accordance with this Indenture.

         SECTION 3.12.  TREATMENT OF BONDS AS DEBT FOR TAX PURPOSES.

         The Issuer shall treat the Bonds as indebtedness for all federal and state tax purposes.

         SECTION 3.13.  NOTICE OF EVENTS OF DEFAULT.

         The Issuer shall give the Indenture Trustee, the Bond Insurer, the Rating Agencies and the Underwriters prompt written notice of each Event of Default hereunder, each default on the part of the Servicer of its obligations under the Servicing Agreement and each default on the part of the Mortgage Loan Seller of its obligations under the Mortgage Loan Sale Agreement.

         SECTION 3.14.  FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Indenture Trustee or the Bond Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

         Whenever the following conditions shall have been satisfied:

                  (1)      either

                           (A) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in
                  Section 2.07, and (ii) Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Bond Registrar for cancellation; or

                           (B) all Bonds not theretofore delivered to the Bond Registrar for cancellation

                                    (i)      have become due and payable, or

                                    (ii)     will become due and payable at the
                           Final Maturity Date within one year, or

                                    (iii)    are to be called for redemption
                           within one year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer or the Servicer, and the Issuer or the Servicer, in the case of clauses (B)(i),
                  (B)(ii) or (B)(iii) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the Final Maturity Date or to the applicable Redemption Date, as the case may be, and in the case of Bonds that were not paid at the Final Maturity Date of their entire unpaid principal amount, for all overdue principal and all interest payable on such Bonds to the next succeeding Payment Date therefor;

                  (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including, without limitation, any amounts due the Bond Insurer hereunder); and

                  (3) the Issuer has delivered to the Indenture Trustee and the Bond Insurer an Officers' Certificate and an Opinion of Counsel satisfactory in form and substance to the Indenture Trustee and the Bond Insurer each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with;

then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Indenture Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer (or of the Servicer in the case of a redemption by the Servicer), execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Indenture Trustee and the Paying Agent to the Issuer and the Holders of Bonds under Section 3.03, the obligations of the Indenture Trustee to the Holders of Bonds under Section 4.02 and the provisions of Section 2.07 with respect to lost, stolen, destroyed or mutilated Bonds, registration of transfers of Bonds and rights to receive payments of principal of and interest on the Bonds shall survive.

         SECTION 4.02.  APPLICATION OF TRUST MONEY.

         All money deposited with the Indenture Trustee pursuant to Sections
3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

                                    ARTICLE V
                              DEFAULTS AND REMEDIES

         SECTION 5.01.  EVENT OF DEFAULT.

         "Event of Default", wherever used herein, means, with respect to Bonds issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) if the Issuer, after payment of any Insured Payment in respect of such Payment Date, shall default in the payment on any Payment Date of any Required Payment Amount or fail to pay the Bonds in full on or before the Final Maturity Date (and in the case of any such default, such default or failure shall continue for a period of 5 days unremedied);

                  (2) if the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses (i) through (viii) of Section 3.09;

                  (3) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Bond Insurer by the Indenture Trustee at the direction of the Bond Insurer, or to the Issuer and the Indenture Trustee by the Holders of Bonds representing at least 25% of the Bond Balance of the Outstanding Bonds, with the prior written consent of the Bond Insurer, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (4) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered by the Issuer pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer and the Bond Insurer by the Indenture Trustee at the direction of the Bond Insurer, or to the Issuer and the Indenture Trustee by the Holders of Bonds representing at least 25% of the Bond Balance of the Outstanding Bonds, with the prior written consent of the Bond Insurer, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; provided, however, that in the event that there exists a remedy with respect to any such breach that consists of a purchase obligation, repurchase obligation or right to substitute under the Basic Documents, then such purchase obligation, repurchase obligation or right to substitute shall be the sole remedy with respect to such breach and shall not constitute an Event of Default hereunder;

                  (5) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (6) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

         The payment by the Bond Insurer of any Insured Payment in an amount sufficient to cover the related Required Payment Amount pursuant to the MBIA Insurance Policy in respect of any Payment Date shall not constitute an Event of Default with respect to the Bonds.

         SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default occurs and is continuing, then and in every such case, but with the consent of the Bond Insurer in the absence of a Bond Insurer Default, the Indenture Trustee may, and on request of the Holders of Bonds representing not less than 50% of the Bond Balance of the Outstanding Bonds, shall, declare all the Bonds to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Bondholders), and upon any such declaration such Bonds, in an amount equal to the Bond Balance of such Bonds, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable, all subject to the prior written consent of the Bond Insurer in the absence of a Bond Insurer Default.

         At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided the Bond Insurer or the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds, with the prior written consent of the Bond Insurer, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of, and interest on, all Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the nonpayment of the principal of Bonds that have become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         SECTION 5.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

         Subject to the provisions of Section 3.01 and the following sentence, if an Event of Default occurs and is continuing, the Indenture Trustee may, with the prior written consent of the Bond Insurer, proceed to protect and enforce its rights and the rights of the Bondholders and the Bond Insurer by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Bondholders and the Bond Insurer or any Bondholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate relative to the Bonds in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Bonds may be sought or obtained by the Indenture Trustee or any Bondholder against the Issuer. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V including reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

         SECTION 5.04.  REMEDIES.

         If an Event of Default shall have occurred and be continuing and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, at the direction of the Bond Insurer (subject to Section 5.17, to the extent applicable) may, for the benefit of the Bondholders and the Bond Insurer, do one or more of the following:

                  (a) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections 3.01 and 5.03;

                  (b) in accordance with Section 5.17, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

                  (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Bonds and the Bond Insurer hereunder; and

                  (e) refrain from selling the Trust Estate and apply all Remittable Funds pursuant to Section 5.07.

         SECTION 5.05.  INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Bonds or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall, with the prior written consent of the Bond Insurer, be entitled and empowered, by intervention in such Proceeding or otherwise to:

                  (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Bondholders and the Bond Insurer allowed in such Proceeding, and

                  (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Bondholder and the Bond Insurer to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Bondholders and the Bond Insurer, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

         Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder or the Bond Insurer any plan of reorganization, arrangement, adjustment or composition affecting any of the Bonds or the rights of any Holder thereof, or the Bond Insurer, or to authorize the Indenture Trustee to vote in respect of the claim of any Bondholder or the Bond Insurer in any such Proceeding.

         SECTION 5.06. INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF BONDS.

         All rights of action and claims under this Indenture or any of the Bonds may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee, at the direction of the Bond Insurer, shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Bonds and the Bond Insurer in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to clause (i) of Section 5.07.

         SECTION 5.07.  APPLICATION OF MONEY COLLECTED.

         If the Bonds have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to such Bonds pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for such Bonds shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Bonds, upon presentation and surrender thereof:

                  (i) first, to the Indenture Trustee, any unpaid Indenture Trustee's Fees then due and any other amounts payable and due to the Indenture Trustee under this Indenture, including any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V;

                  (ii) second, to the Servicer, any amounts required to pay the Servicer for any unpaid Servicing Fees then due and to reimburse the Servicer for Monthly Advances previously made by, and not previously reimbursed or retained by, the Services and, upon the final liquidation of the related Mortgage Loan or the final liquidation of the Trust Estate, Servicing Advances previously made by, and not previously reimbursed or retained by, the Servicer;

                  (iii) third, to the payment of Bond Interest then due and unpaid upon the Outstanding Bonds through the day preceding the date on which such payment is made;

                  (iv) fourth, to the payment of the Bond Balance of the Outstanding Bonds, up to the amount of their respective Current Bond Balances, ratably, without preference or priority of any kind;

                  (v) fifth, to the payment to the Bond Insurer, as subrogee to the rights of the Bondholders, (A) the aggregate amount necessary to reimburse the Bond Insurer for any unreimbursed Insured Payments paid by the Bond Insurer on prior Payment Dates, together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such Insured Payments were paid by the Bond Insurer to such Payment Date, (B) the amount of any unpaid Bond Insurer Premium then due, together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such amounts were due and (C) any other amounts due and owing to the Bond Insurer under the Insurance Agreement;

                  (vi) sixth, to the payment of the entire outstanding Available Funds Cap Carry Forward Amount then due and unpaid upon the Outstanding Bonds through the day preceding the date on which such payment is made; and

                  (vii) seventh, to the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto.

         SECTION 5.08.  LIMITATION ON SUITS.

         No Holder of a Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Indenture Trustee and the Bond Insurer of a continuing Event of Default;

                  (2) the Holders of Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (3) such Holder or Holders have offered to the Indenture Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

                  (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds; and

                  (6) the consent of the Bond Insurer shall have been obtained; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than 50% of the Bond Balances of the Outstanding Bonds, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken notwithstanding any other provision herein to the contrary.

         SECTION 5.09. UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

         Subject to the provisions in this Indenture (including Sections 3.01 and 5.03) limiting the right to recover amounts due on a Bond to recovery from amounts in the Trust Estate, the Holder of any Bond shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Bond on the respective Payment Date for such installments of interest, to receive payment of each installment of principal of such Bond when due (or, in the case of any Bond called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         SECTION 5.10.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Indenture Trustee, the Bond Insurer or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, the Bond Insurer or to such Bondholder, then and in every such case the Issuer, the Indenture Trustee, the Bond Insurer and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Bond Insurer and the Bondholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.11.  RIGHTS AND REMEDIES CUMULATIVE.

         No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Bond Insurer or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.12.  DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Indenture Trustee, the Bond Insurer or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Bond Insurer or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Bond Insurer or by the Bondholders with the prior consent of the Bond Insurer, as the case may be.

         SECTION 5.13.  CONTROL BY BONDHOLDERS.

         The Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds on the applicable Record Date shall, with the consent of the Bond Insurer, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (2) any direction to the Indenture Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Bonds representing the percentage of the Bond Balance of the Outstanding Bonds specified in Section 5.17(b) (1), unless Section 5.17(b) (2) is applicable; and

                  (3) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting.

         SECTION 5.14.  WAIVER OF PAST DEFAULTS.

         The Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds on the applicable Record Date may on behalf of the Holders of all the Bonds, and with the consent of the Bond Insurer, waive any past Default hereunder and its consequences, except a Default:

                  (1) in the payment of principal or any installment of interest on any Bond; or

                  (2) in respect of a covenant or provision hereof that under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 5.15.  UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate Bonds representing more than 10% of the Bond Balance of the Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of any Required Payment Amount on any Bond on or after the related Payment Date or for the enforcement of the payment of principal of any Bond on or after the Final Maturity Date (or, in the case of any Bond called for redemption, on or after the applicable Redemption
Date).

         SECTION 5.16.  WAIVER OF STAY OR EXTENSION LAWS.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.17.  SALE OF TRUST ESTATE.

                  (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

                  (b) To the extent permitted by law, the Indenture Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, unless:

                           (1) the Holders of Bonds representing not less than 50% of the Bond Balance of the Bonds then Outstanding consent to or direct the Indenture Trustee to make such Sale; or

                           (2) the proceeds of such Sale would be not less than the entire amount that would be payable to the Holders of the Bonds, in full payment thereof in accordance with Section 5.07, on the Payment Date next succeeding the date of such Sale.

                  The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or disposition thereof for purposes of this Section 5.17(b). In the absence of a Bond Insurer Default, no sale hereunder shall be effective without the consent of the Bond Insurer.

                  (c) Unless the Holders of all Outstanding Bonds have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.17 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, acting in its capacity as Indenture Trustee on behalf of the Bondholders, shall prevent such sale and bid an amount (which shall include the Indenture Trustee's right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Bondholders.

                  (d) In connection with a Sale of all or any portion of the Trust Estate:

                           (1) any Holder or Holders of Bonds may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds or claims for interest thereon in lieu of cash up to the amount that shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                           (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be payable to the Holders of the Bonds as a result of such Sale in accordance with Section 5.07 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                           (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                           (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                           (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         SECTION 5.18.  ACTION ON BONDS.

         The Indenture Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Bond Insurer or the Holders of Bonds shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

         SECTION 5.19. NO RECOURSE TO OTHER TRUST ESTATES OR OTHER ASSETS OF THE ISSUER.

         The Trust Estate Granted to the Indenture Trustee as security for the Bonds serves as security only for the Bonds. Holders of the Bonds shall have no recourse against the trust estate granted as security for any other series of bonds issued by the Issuer, and no judgment against the Issuer for any amount due with respect to the Bonds may be enforced against either the trust estate securing any other series or any other assets of the Issuer, nor may any prejudgment lien or other attachment be sought against any such other trust estate or any other assets of the Issuer.

         SECTION 5.20.  APPLICATION OF THE TRUST INDENTURE ACT.

         Pursuant to Section 316(a) of the TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.

                                   ARTICLE VI
                              THE INDENTURE TRUSTEE

         SECTION 6.01.  DUTIES OF INDENTURE TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (1) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                           (2) In the absence of bad faith on its part, the Indenture Trustee may request and conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of subsection (b) of this Section 6.01;

                           (2) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                           (3) The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13 or
         5.17 or exercising any trust or power conferred upon the Indenture Trustee under this Indenture.

                  (d) Except with respect to duties of the Indenture Trustee prescribed by the TIA, as to which this Section 6.01(d) shall not apply, for all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(2), 5.01(5) or 5.01(6) or any Default described in Section 5.01(3) or 5.01(4) or of any event described in
         Section 3.05 unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, the Trust Estate or this Indenture.

                  (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it under the Servicing Agreement or otherwise.

                  (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

                  (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Maturity of the Bonds, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Indenture Trustee or otherwise, the rights, powers and duties of the Indenture Trustee with respect to the Trust Estate (or the proceeds thereof) and the Bondholders and the Bond Insurer and the rights of Bondholders and the Bond Insurer shall continue to be governed by the terms of this Indenture.

                  (h) The Indenture Trustee or any Custodian appointed pursuant to Section 8.13 shall at all times retain possession of the Mortgage Files in the State of Minnesota, except for those Mortgage Files or portions thereof released to the Servicer pursuant to this Indenture or the Servicing Agreement.

         SECTION 6.02.  NOTICE OF DEFAULT.

         Immediately after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall transmit by mail to the Bond Insurer and the Underwriters notice of each such Default and, within 90 days after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall transmit by mail to all Holders of Bonds notice of each such Default, unless such Default shall have been cured or waived; provided, however, that in no event shall the Indenture Trustee provide notice, or fail to provide notice of a Default known to the Indenture Trustee in a manner contrary to the requirements of the Trust Indenture Act. Concurrently with the mailing of any such notice to the Holders of the Bonds, the Indenture Trustee shall transmit by mail a copy of such notice to the Rating Agencies.

         SECTION 6.03.  RIGHTS OF INDENTURE TRUSTEE.

                  (a) Except as otherwise provided in Section 6.01, the Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

                  (c) With the consent of the Bond Insurer, which consent shall not be unreasonably withheld, the Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

         SECTION 6.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF BONDS.

         The recitals contained herein and in the Bonds, except the certificates of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Indenture Trustee and the Authenticating Agent assume no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Bonds. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the Bonds or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

         SECTION 6.05.  MAY HOLD BONDS.

         The Indenture Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 6.07 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee, Agent or such other agent.

         SECTION 6.06.  MONEY HELD IN TRUST.

         Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are obligations of the Indenture Trustee, in its commercial capacity, and income or other gain actually received by the Indenture Trustee on investments, which are obligations of others.

         SECTION 6.07.  ELIGIBILITY; DISQUALIFICATION.

         Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have a Indenture Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Indenture Trustee shall always have a combined capital and surplus as stated in Section 6.08. The Indenture Trustee shall be subject to TIA Section 310(b).

         SECTION 6.08.  INDENTURE TRUSTEE'S CAPITAL AND SURPLUS.

         The Indenture Trustee shall at all times have a combined capital and surplus of at least $100,000,000 or shall be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $100,000,000 and shall at all times be rated "BBB" or better by Standard & Poor's and "Baa2" by Moody's; provided, however, that the Indenture Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2). If the Indenture Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(1), its combined capital and surplus for purposes of this Section 6.08 shall be as set forth in the latest such report. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08 and TIA Section 310(a)(2), it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 6.09.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                  (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.10.

                  (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer, the Bond Insurer and each Rating Agency. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  (c) The Indenture Trustee may be removed at any time by the Bond Insurer or, with the consent of the Bond Insurer, by Act of the Holders representing more than 50% of the Bond Balance of the Outstanding Bonds, delivered to the Indenture Trustee and to the Issuer.

                  (d)      If at any time:

                           (1)      the Indenture Trustee shall have a
                  conflicting interest prohibited by Section 6.07 and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.07 after written request therefor by the Issuer or by any Bondholder; or

                           (2) the Indenture Trustee shall cease to be eligible under Section 6.08 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

         then, in any such case, (i) the Issuer by an Issuer Order, with the consent of the Bond Insurer, may remove the Indenture Trustee, and the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a successor Indenture Trustee acceptable to the Bond Insurer and to vest in such successor Indenture Trustee any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Indenture; provided, however, if the Issuer and the Bond Insurer do not join in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee may petition a court of competent jurisdiction to make such appointment, or
         (ii) subject to Section 5.15, and, in the case of a conflicting interest as described in clause (1) above, unless the Indenture Trustee's duty to resign has been stayed as provided in TIA Section 310(b), the Bond Insurer or any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, with the consent of the Bond Insurer, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                  (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Issuer, by an Issuer Order shall promptly appoint a successor Indenture Trustee acceptable to the Bond Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by the Bond Insurer or, with the consent of the Bond Insurer, by Act of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Issuer. If no successor Indenture Trustee shall have been so appointed by the Issuer, the Bond Insurer or Bondholders and shall have accepted appointment in the manner hereinafter provided, any Bondholder who has been a bonafide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, with the consent of the Bond Insurer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  (f) The Issuer shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Holders of Bonds and the Bond Insurer. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

         SECTION 6.10.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Bond Insurer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

         No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

         SECTION 6.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF INDENTURE TRUSTEE.

         Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Bonds.

         SECTION 6.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

         The Indenture Trustee (and any co-trustee or separate trustee) shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b), and an Indenture Trustee (and any co-trustee or separate trustee) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         SECTION 6.13.  CO-INDENTURE TRUSTEES AND SEPARATE INDENTURE TRUSTEES.

         At any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located, the Indenture Trustee shall have power to appoint, and, upon the written request of the Indenture Trustee, of the Bond Insurer or of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds with respect to which a co-trustee or separate trustee is being appointed with the consent of the Bond Insurer, the Issuer shall for such purpose jointly with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or

Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment. All fees and expenses of any co-trustee or separate trustee shall be payable by the Issuer.

         Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (1) The Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised, solely by the Indenture Trustee.

                  (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (3) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                  (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder.

                  (5) Any Act of Bondholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 6.14.  AUTHENTICATING AGENTS.

         The Issuer shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds designated for such authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Indenture Trustee and such Authenticating Agent, for notation on the Bonds of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Bonds) in connection with transfers and exchanges under Section 2.06, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Bonds. For all purposes of this Indenture (other than in connection with the authentication and delivery of Bonds pursuant to Sections 2.05 and 2.11 in connection with their initial issuance), the authentication and delivery of Bonds by the

Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Bonds "by the Indenture Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.07 for the Indenture Trustee hereunder and has an office for presentation of Bonds in the United States of America. The Indenture Trustee shall initially be the Authenticating Agent and shall be the Bond Registrar as provided in Section 2.06. The office from which the Indenture Trustee shall perform its duties as Bond Registrar and Authenticating Agent shall be the Corporate Trust Office. Any Authenticating Agent appointed pursuant to the terms of this Section 6.14 or pursuant to the terms of any supplemental indenture shall deliver to the Indenture Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Bond Registrar or co-Bond Registrar and indemnifying the Indenture Trustee for and holding the Indenture Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Bond Registrar or co-Bond Registrar.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Issuer. The Issuer may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Issuer shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Indenture Trustee, and shall mail notice of such appointment to all Holders of Bonds.

         The Indenture Trustee agrees, subject to Section 6.01(e), to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Indenture Trustee shall be entitled to be reimbursed for such payments pursuant to Section 6.05 of the Servicing Agreement. The provisions of Sections 2.09, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

         SECTION 6.15.  REVIEW OF MORTGAGE FILES.

                  (a) Initial Certification. The Indenture Trustee shall, for the benefit of the Bondholders and the Bond Insurer, review each Mortgage File prior to the Closing Date to ascertain that all documents required to be included in the Mortgage File are included therein, and shall deliver to the Mortgage Loan Seller, the Bond Insurer and the Servicer on the Closing Date an Initial Certification in the form attached hereto as Exhibit E-1 with respect to each Mortgage Loan to the effect that, except as specifically noted on a schedule of exceptions thereto, (A) all documents required to be contained in the Mortgage File are in its possession, (B)such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (C)based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

                  It is understood that before making the Initial Certification, the Indenture Trustee shall examine the related Mortgage Loan Documents to confirm that:

                           (1) each Mortgage Note and Mortgage bears an original signature or signatures purporting to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                           (2) except for the endorsement to the Indenture Trustee, neither the Mortgage nor any Assignment, on the face or the reverse side(s) thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

                           (3) the principal amount of the indebtedness secured by the related Mortgage is identical to the original principal amount of the related Mortgage Note;

                           (4) the Assignment of the related Mortgage from the Mortgage Loan Seller to the Indenture Trustee is in the form required pursuant to clause (e) of the definition of "Mortgage Loan Documents" in the Mortgage Loan Sale Agreement, and bears an original signature of the Mortgage Loan Seller and any other necessary party (or signatures purporting to be that of the Mortgage Loan Seller and any such other party) or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                           (5) if intervening Assignments are included in the Mortgage File, each such intervening Assignment bears an original signature of the related mortgagee and/or the assignee (and any other necessary party) (or signatures purporting to be that of each such party) or, if photocopies are permitted, that such copies bear a reproduction of such signature or signatures;

                           (6) if either a title insurance policy, a preliminary title report or a written commitment to issue a title insurance policy is delivered, the address of the real property set forth in such policy, report or written commitment is identical to the real property address contained in the related Mortgage; and

                           (7)      if any of a title insurance policy,
                  certificate of title insurance or a written commitment to issue a title insurance policy is delivered, such policy, certificate or written commitment is for an amount not less than the original principal amount of the related Mortgage Note and such title insurance policy insures that the related Mortgage creates a first lien, senior in priority to all other deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements and to any mechanics' liens, judgment liens or writs of attachment (or if the title insurance policy or certificate of title insurance has not been issued, the written commitment for such insurance obligates the insurer to issue such policy for an amount not less than the original principal amount of the related Mortgage Note).

                  (b) Final Certification. On or before one year following the Closing Date, the Indenture Trustee shall deliver to the Mortgage Loan Seller, the Bond Insurer and the Servicer a Final Certification in the form attached hereto as Exhibit E-2 evidencing the completeness of the Mortgage File for each Mortgage Loan, except as specifically noted on a schedule of exceptions thereto.

                  (c) Certification Generally. In giving each of the Initial Certification and the Final Certification, the Indenture Trustee shall be under no duty or obligation (1) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereto are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or (2) to determine whether any Mortgage File should include a flood insurance policy, any rider, addenda, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

                  (d) Recordation Report. No later than the fifth Business Day of each third month, commencing in January 1998, the Indenture Trustee shall deliver to the Servicer and the Bond Insurer a recordation report dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (1)an original recorded Mortgage or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage or (2) an original recorded Assignment of the

         Mortgage to the Indenture Trustee and any required intervening Assignments or a copy thereof certified to be a true and correct copy by the public recording office in possession of such Assignment.

         SECTION 6.16. INDENTURE TRUSTEE FEES AND EXPENSES.

         The Indenture Trustee shall be entitled to receive the Indenture Trustee Fee on each Payment Date as provided herein. The Indenture Trustee also shall be entitled, pursuant to the provisions of Section 6.05 of the Servicing Agreement, to (i) payment of or reimbursement for expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Agreement (including but not limited to the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) as provided in the Servicing Agreement, and
(ii) indemnification against losses, liability and expenses, including reasonable attorney's fees, incurred, arising out of or in connection with this Agreement and the Bonds as provided in the Servicing Agreement.

                                   ARTICLE VII

                         BONDHOLDERS' LISTS AND REPORTS

         SECTION 7.01. ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF BONDHOLDERS.

                  (a) The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) semi-annually, not less than 45 days nor more than 60 days after the Payment Date occurring closest to six months after the Closing Date and each Payment Date occurring at six-month intervals thereafter, all information in the possession or control of the Issuer, in such form as the Indenture Trustee may reasonably require, as to names and addresses of the Holders of Bonds, and (ii) at such other times, as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Bond Registrar, no such list shall be required to be furnished.

                  (b) In addition to furnishing to the Indenture Trustee the Bondholder lists, if any, required under subsection (a), the Issuer shall also furnish all Bondholder lists, if any, required under Section
         3.03 at the times required by Section 3.03.

         SECTION 7.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO
BONDHOLDERS.

                  (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list, if any, furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Holders of Bonds received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                  (b) Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

                  (c) The Issuer, the Indenture Trustee and the Bond Registrar shall have the protection of TIA Section 312(c).

         SECTION 7.03. REPORTS BY INDENTURE TRUSTEE.

                  (a) Within 60 days after December 31 of each year (the "reporting date"), commencing with the year after the issuance of the Bonds, (i) the Indenture Trustee shall, if required by TIA Section 313(a), mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a);

         (ii) the Indenture Trustee shall, to the extent not set forth in the Payment Date Statement pursuant to Section 2.08(d), also mail to Holders of Bonds and the Bond Insurer with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2); and, the Indenture Trustee shall also mail to Holders of Bonds and the Bond Insurer any reports required by TIA
         Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(2), 313(b)(1) (if applicable), or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Bond Balance of the then Outstanding Bonds covered by the report.

                  (b)      A copy of each report required under this Section
         7.03 shall, at the time of such transmission to Holders of Bonds and the Bond Insurer be filed by the Indenture Trustee with the Commission and with each securities exchange upon which the Bonds are listed. The Issuer will notify the Indenture Trustee when the Bonds are listed on any securities exchange.

         SECTION 7.04.  REPORTS BY ISSUER.

         The Issuer (a) shall deliver to the Indenture Trustee within 15 days after the Issuer is required to file the same with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (b) shall also comply with the other provisions of TIA Section 314(a).

                                  ARTICLE VIII

           ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

         SECTION 8.01.  COLLECTION OF MONEYS.

         Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Indenture.

         If the Indenture Trustee shall not have received the Remittable Funds by close of business on any related Deposit Date, the Indenture Trustee shall, unless the Issuer or the Servicer shall have made provisions satisfactory to the Indenture Trustee for delivery to the Indenture Trustee of an amount equal to such Remittable Funds, deliver a notice, with a copy to the Bond Insurer, to the Issuer and the Servicer of their failure to remit such Remittable Funds and that such failure, if not remedied by the close of business on the Business Day after the date upon which such notice is delivered to the Servicer, shall constitute an event of default under the Servicing Agreement. If the Indenture Trustee shall subsequently receive any such Remittable Funds by 2:00 p.m. Eastern Time on such Business Day, such Event of Default shall not be deemed to have occurred. Notwithstanding any other provision hereof, the Indenture Trustee shall deliver to the Issuer or the Servicer, or their respective designee or assignee, any Remittable Funds received with respect to a Mortgage Loan after the related Deposit Date to the extent that the Issuer or the Servicer, respectively, previously made payment or provision for payment with respect to such Remittable Funds in accordance with this Section 8.01, and any such Remittable Funds shall not be deemed part of the Trust Estate.

         Except as otherwise expressly provided in this Indenture and the Servicing Agreement, if, following delivery by the Indenture Trustee of the notice described above, the Servicer shall fail to remit the Remittable Funds on any Deposit Date, the Indenture Trustee shall deliver a second notice to the Servicer, the Issuer and the Bond Insurer by 2:00 p.m. Eastern Time on the third Business Day prior to the related Payment Date indicating that an event of default occurred and is continuing under the Servicing Agreement. Thereupon, the Indenture

Trustee shall take such actions as are required of the Indenture Trustee under
Article VI of the Servicing Agreement. In addition, if a default occurs in any other performance required under the Servicing Agreement, the Indenture Trustee may, and upon the request of the Bond Insurer or, with the consent of the Bond Insurer, the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

         SECTION 8.02.  BOND ACCOUNT.

                  (a) The Issuer hereby directs the Indenture Trustee to establish, at the Corporate Trust Office one or more accounts that shall collectively be the "Bond Account" on or before the Closing Date. The Indenture Trustee shall promptly deposit in the Bond Account (i) all Remittable Funds received by it from the Servicer pursuant to the Servicing Agreement, (ii) any other funds from any deposits to be made by the Servicer pursuant to the Servicing Agreement, (iii) any amount required to be deposited in the Bond Account pursuant to Section 8.01,
         (iv) all amounts received pursuant to Section 8.03, and (v) all other amounts received for deposit in the Bond Account, including the payment of any Purchase Price received by the Indenture Trustee. All amounts that are deposited from time to time in the Bond Account are subject to withdrawal by the Indenture Trustee for the purposes set forth in subsections (c) and (d) of this Section 8.02. All funds withdrawn from the Bond Account pursuant to subsection (c) of this Section 8.02 for the purpose of making payments to the Holders of Bonds shall be applied in accordance with Section 3.03.

                  (b) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in the Bond Account shall be invested in Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Payment Date or, if such Permitted Investments are an obligation of the Indenture Trustee or are money market funds for which the Indenture Trustee or any affiliate is the manager or the advisor, such Permitted Investments shall mature no later than the following Payment Date..

                  All income or other gains, if any, from investment of moneys deposited in the Bond Account shall be for the benefit of the Indenture Trustee and on each Payment Date, any such amounts may be released from the Bond Account and paid to the Indenture Trustee as part of its compensation for acting as Indenture Trustee. Any loss resulting from such investment of moneys deposited in the Bond Account shall be reimbursed immediately as incurred to the Bond Account by the Indenture Trustee. Subject to Section 6.01 and the preceding sentence, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Bond Account.

                  (c) On each Payment Date, the Indenture Trustee shall withdraw amounts on deposit in the Bond Account and pay on a pari passu basis the Bond Insurer Premium, the Indenture Trustee Fee, and, provided notice is given to the Indenture Trustee no later than the 4th Business Day prior to the Payment Date, amounts required to pay the Servicer any unpaid Servicing Fees then due and to reimburse the Servicer for Monthly Advances and Servicing Advances previously made by, and not previously reimbursed to or retained by, the Servicer, which are so reimbursable to the Servicer pursuant to the Servicing Agreement (as reported in writing by the Servicer to the Indenture Trustee). After payment of such amounts, unless the Bonds have been declared due and payable pursuant to Section 5.02 and moneys collected by the Indenture Trustee are being applied in accordance with Section 5.07, Available Funds on deposit in the Bond Account on any Payment Date or Redemption Date shall be withdrawn from the Bond Account, in the amounts required, for application on such Payment Date as follows:

                  (i) first, to the payment to the Bond Insurer, as subrogee to the rights of the Bondholders, the aggregate amount necessary to reimburse the Bond Insurer for any unreimbursed Insured Payments paid by the Bond Insurer on prior Payment Dates, together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such Insured Payments were paid by the Bond Insurer to such Payment Date and the amount of any unpaid Bond Insurer Premium for any prior Payment Date together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such amounts were due; provided, however, that the Bond Insurer shall be paid such amounts only after the Bondholders have received the Required Payment Amount with respect to such Payment Date;

                  (ii) second, to the Bondholders, the Bond Interest for such Payment Date;

                  (iii) third, to the Bondholders, the Monthly Principal for such Payment Date in reduction of the Bond Balance until such Bond Balance is reduced to zero;

                  (iv) fourth, to the Bondholders, in reduction of the Bond Balance, the amount, if any, equal to the lesser of (A)Excess Cash with respect to such Payment Date, and (B) the lesser of (1) the amount necessary for the Overcollateralization Amount to equal the Required Overcollateralization Amount on such Payment Date (after giving effect to application of Monthly Principal for such Payment Date) and (2) the amount necessary to reduce the Bond Balance to zero (the "Excess Cash Payment");

                  (v) fifth, to the Bond Insurer, any amounts due and owing under the Insurance Agreement that are not described in clause "first"; and

                  (vi) sixth, to the Bondholders, the amount of all Available Funds Cap Carry Forward Amount outstanding on such Payment Date.

                  (d) On or after each Payment Date, so long as the Indenture Trustee shall have prepared a Payment Date Statement in respect of such Payment Date and (1) shall have made, or, in accordance with Section 3.03, set aside from amounts in the Bond Account an amount sufficient to make, the payments required to be made as set forth in
         Section 8.02(c) as indicated in such Payment Date Statement, and (2) shall have set aside any amounts that have been deposited in the Bond Account prior to such time that represent amounts that are to be used to make payments on the Bonds on the next succeeding Payment Date, the cash balance, if any, then remaining in the Bond Account shall be withdrawn from the Bond Account by the Indenture Trustee and, so long as no Default or Event of Default shall have occurred and be continuing, shall be released from the lien of this Indenture and paid by the Indenture Trustee to the Issuer.

                  (e) Any payments made by the Indenture Trustee to the Issuer pursuant to this Section 8.02 shall be remitted to the Certificate Distribution Account established and maintained pursuant to the Trust Agreement.

                  (f) In the event the Indenture Trustee is required to establish a Collection Account pursuant to the Servicing Agreement, the Indenture Trustee shall establish and maintain such account in the manner required under the Servicing Agreement. The Indenture Trustee shall reinvest amounts in the Collection Account at the direction of the Servicer in Permitted Investments. All income or other gains, if any, from investment of moneys deposited in the Collection Account shall be for the benefit of the Servicer and the Indenture Trustees shall release any such amounts from the Collection Account to the Servicer on each Deposit Date.

         SECTION 8.03. CLAIMS AGAINST THE MBIA INSURANCE POLICY.

                  (a) (i) The Indenture Trustee shall (A) receive as attorney-in-fact of each Bondholder any Insured Payment from the Bond Insurer or on behalf of the Bond Insurer and (B) disburse such Insured Payment to such Bondholders in accordance with Section 8.02(c) hereof for the benefit of the related Bondholders. Any Insured Payment received by the Indenture Trustee shall be held by the Indenture Trustee uninvested. Insured Payments disbursed by the Indenture Trustee from proceeds of the MBIA Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds, nor shall such payments discharge the obligation of the Issuer with respect to such Bonds, and the Bond Insurer shall become the owner of such unpaid amounts due from the Issuer in respect of such Insured Payments as the deemed assignee and subrogee of such Bondholders and shall be entitled to receive the reimbursement in respect thereof. The Indenture Trustee hereby agrees on behalf of each Bondholder for the benefit of the Bond Insurer that it recognizes that to the extent the Bond Insurer makes Insured Payments for the benefit of the Bondholders, the Bond Insurer will be entitled to receive the related reimbursement in accordance with the priority of distributions referenced in Section 8.02(c) hereof.

                           (ii) The Indenture Trustee shall promptly notify the Bond Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, constituting a Preference Amount in respect of any payment made on the Bonds. Each Bondholder that pays any amount pursuant to a Preference Amount theretofore received by such Bondholder on account of a Bond will be entitled to receive reimbursement for such amounts from the Bond Insurer in accordance with the terms of the MBIA Insurance Policy. Each Bondholder, by its purchase of Bonds, and the Indenture Trustee hereby agree that, the Bond Insurer (so long as no MBIA Payment Default exists) may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Amount and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Bond Insurer shall be subrogated to the rights of the Indenture Trustee and each Bondholder in the conduct of any such Preference Amount, including, without limitation, all rights of any party to any adversary proceeding action with respect to any court order issued in connection with any such Preference Amount.

                           (iii) Each Bondholder, by its purchase of Bonds, and the Indenture Trustee hereby agree that, unless an MBIA Payment Default exists and is continuing, the Bond Insurer shall have the right to direct all matters relating to the Bonds in any proceeding in a bankruptcy of the Issuer, including without limitation any proceeding relating to a Preference Amount and the posting of any surety or bond pending any such appeal.

                           (iv) With respect to a Preference Amount, the Indenture Trustee shall be responsible for procuring and delivering the items set forth in the MBIA Insurance Policy to the Bond Insurer.

                  (b) Unless a Bond Insurer Default exists and is continuing, the Indenture Trustee shall cooperate in all respects with any reasonable request by the Bond Insurer for action to preserve or enforce the Bond Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Bondholders as otherwise set forth herein.

                  (c) The Indenture Trustee shall surrender the MBIA Insurance Policy to the Bond Insurer for cancellation upon the expiration of the term of the MBIA Insurance Policy as provided in the MBIA Insurance Policy.

                  (d) With respect to any Payment Date on which an Insured Payment is required to be made, the Indenture Trustee shall deliver to the Bond Insurer a Notice of Claim by no later than noon on the third Business Day prior to such Payment Date in the manner set forth in the MBIA Insurance Policy.

         SECTION 8.04. GENERAL PROVISIONS REGARDING THE BOND ACCOUNT AND MORTGAGE LOANS.

                  (a) The Bond Account shall relate solely to the Bonds and to the Mortgage Loans, Permitted Investments and other property securing the Bonds. Funds and other property in the Bond Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Indenture Trustee may hold any funds or other property received or held by it as part of the Bond Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Indenture Trustee and the Indenture Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Bond Account.

                  (b) If any amounts are needed for payment from the Bond Account and sufficient uninvested funds are not available therein to make such payment, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the Bond Account.

                  (c) The Indenture Trustee shall, at all times while any Bonds are Outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Indenture Trustee, all certificates or other instruments, if any, evidencing any investment of funds in the Bond Account. The Indenture Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in the Bond Account, against delivery of the amount receivable in connection with any sale.

                  (d) The Indenture Trustee shall not invest any part of the Trust Estate in Permitted Investments that constitute uncertificated securities (as defined in Section 8-102 of the Uniform Commercial Code, as enacted in the relevant jurisdiction) or in any other book-entry securities unless it has received an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee setting forth, with respect to each type of security for which authority to invest is being sought, the procedures that must be followed to maintain the lien and security interest created by this Indenture with respect to the Trust Estate.

         SECTION 8.05.  RELEASES OF DEFECTIVE MORTGAGE LOANS.

         Upon notice or discovery that any of the representations or warranties of the Mortgage Loan Seller set forth in Section 4(b) and Exhibit B of the Mortgage Loan Sale Agreement was materially incorrect or otherwise misleading with respect to any Mortgage Loan as of the time made, the Indenture Trustee shall direct the Mortgage Loan Seller to either (i) within 60 days after the Mortgage Loan Seller receives actual knowledge of such incorrectness, eliminate or otherwise cure the circumstance or condition in respect of which such representation or warranty was incorrect as of the time made, (ii) withdraw such Defective Mortgage Loan from the lien of this Indenture following the expiration of such 60-day period by depositing to the Bond Account an amount equal to the Purchase Price for such Mortgage Loan or (iii) substitute a Qualified Replacement Mortgage Loan for such Defective Mortgage Loan and deposit any Purchase Price required to be paid in connection with such substitution pursuant to Section 7 of the Mortgage Loan Sale Agreement, all as provided in Section 7 of the Mortgage Loan Sale Agreement. Upon any purchase of or substitution for a Defective Mortgage Loan by the Mortgage Loan Seller in accordance with Section 7 of the Mortgage Sale Agreement, the Indenture Trustee shall deliver the Mortgage File relating to such Defective Mortgage Loan to the Mortgage Loan Seller, and the Issuer and the Indenture Trustee shall execute such instruments of transfer as are necessary to convey title to such Defective Mortgage Loan to the Mortgage Loan Seller from the lien of this Indenture.

         SECTION 8.06. REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS; ACCESS TO CERTAIN INFORMATION.

         On each Payment Date, the Indenture Trustee shall deliver the written report required by Section 2.08(d) to Bondholders of record as of the related Record Date (including the Clearing Agency, if any).

         The Indenture Trustee shall make available at its Corporate Trust Office, during normal business hours, for review by any Bondholder or any person identified to the Indenture Trustee as a prospective Bondholder, originals or copies of the following items: (a) the Indenture and any amendments thereto, (b) all Payment Date

Statements delivered to the Issuer since the Closing Date, (c) any Officers' Certificates delivered to the Indenture Trustee since the Closing Date as described in the Indenture and (d) any Accountants' reports delivered to the Indenture Trustee since the Closing Date as required under the Servicing Agreement. Copies of any and all of the foregoing items will be available from the Indenture Trustee upon request; however, the Indenture Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies and shall not be required to provide such copies without reasonable assurances that such sum will be paid.

         SECTION 8.07.  TRUST ESTATE MORTGAGE FILES.

                  (a) The Indenture Trustee shall release Mortgage Files or portions thereof to the Servicer on the terms specified in the Servicing Agreement.

                  (b) The Indenture Trustee shall, at such time as there are no Bonds outstanding, release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Bonds pursuant to Section 3.03 or 4.02).

         SECTION 8.08.  AMENDMENT TO SERVICING AGREEMENT.

         The Indenture Trustee may, without the consent of any Holder, enter into or consent to any amendment or supplement to the Servicing Agreement for the purpose of increasing the obligations or duties of any party other than the Indenture Trustee or the Holders of the Bonds. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment: (i) unless the Indenture Trustee receives an Opinion of Counsel that the position of the Holders would not be materially adversely affected or written confirmation from the Rating Agencies that the then-current implied ratings on the Bonds (without taking into account the MBIA Insurance Policy) would not be adversely affected by such supplement or amendment or (ii) if its own rights, duties or immunities would be adversely affected.

         SECTION 8.09. DELIVERY OF THE MORTGAGE FILES PURSUANT TO SERVICING AGREEMENT.

         As is appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall deliver to the Servicer of such Mortgage the Mortgage Files for such Mortgage Loan upon receipt by the Indenture Trustee on or prior to the date such release is to be made of:

                  (a) such Officers' Certificates, if any, as are required by the Servicing Agreement; and

                  (b) a "Request for Release" in the form prescribed by the Servicing Agreement, executed by the Servicer, providing that the Servicer will hold or retain the Mortgage Files in trust for the benefit of the Indenture Trustee, the Bond Insurer and the Holders of Bonds.

         SECTION 8.10.  SERVICER AS AGENT.

         In order to facilitate the servicing of the Mortgage Loans by the Servicer of such Mortgage Loans, the Servicer of the Mortgage Loans has been appointed by the Issuer to retain, in accordance with the provisions of the Servicing Agreement and this Indenture, all Remittable Funds on such Mortgage Loans prior to their deposit into the Bond Account on or prior to the related Deposit Date.

         SECTION 8.11.  TERMINATION OF SERVICER.

         In the event of an event of default specified in Section 6.01 of the Servicing Agreement, the Indenture Trustee may, with the consent of the Bond Insurer, and shall, upon the direction of the Bond Insurer, (or as otherwise provided in the Servicing Agreement) terminate the Servicer as provided in
Section 6.01 and Section 6.02 of the Servicing Agreement. If the Indenture Trustee terminates the Servicer, the Indenture Trustee shall pursuant to Section
6.02 of the Servicing Agreement assume the duties of the Servicer or appoint a successor servicer acceptable to the Issuer, the Bond Insurer and the Rating Agencies and meeting the requirements set forth in the Servicing Agreement.

         SECTION 8.12.  OPINION OF COUNSEL.

         The Indenture Trustee shall be entitled to receive at least five Business Days' notice of any action to be taken pursuant to Section 8.07(a) (other than in connection with releases of Mortgage Loans that were the subject of a Full Prepayment of the type described in clause (i) of the definition of the term "Full Prepayment") and 8.08, accompanied by copies of any instruments involved, and the Indenture Trustee shall be entitled to receive an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

         SECTION 8.13.  APPOINTMENT OF CUSTODIANS.

         The Indenture Trustee may, at no additional cost to the Issuer, with the consent of the Issuer and the Bond Insurer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Indenture Trustee. Each Custodian shall (i) be a financial institution supervised and regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or the Federal Deposit Insurance Corporation; (ii) have combined capital and surplus of at least $10,000,000; (iii) be equipped with secure, fireproof storage facilities, and have adequate controls on access to assure the safety and security of the Mortgage Files; (iv) utilize in its custodial function employees who are knowledgeable in the handling of mortgage documents and of the functions of a mortgage document custodian; and (v) satisfy any other reasonable requirements that the Issuer may from time to time deem necessary to protect the interests of Bondholders and the Bond Insurer in the Mortgage Files. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Indenture Trustee hereunder assuming the Indenture Trustee retained the Mortgage Files directly. The appointment of one or more Custodians shall not relieve the Indenture Trustee from any of its obligations hereunder, and the Indenture Trustee shall remain responsible for all acts and omissions of any Custodian. If the Servicer is appointed as a Custodian in accordance with this Section 8.14, it shall fulfill its servicing and custodial duties and obligations through separate departments and, if it maintains a trust department, shall fulfill its custodial duties and obligations through such trust department.

         SECTION 8.14. RIGHTS OF THE BOND INSURER TO EXERCISE RIGHTS OF BONDHOLDERS.

         By accepting its Bonds, each Bondholder agrees that unless a Bond Insurer Default exists, the Bond Insurer shall have the right to exercise all rights of the Bondholders under this Agreement without any further consent of the Bondholders, including, without limitation:

                  (i) the right to require the Servicer to effect foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

                  (ii) the right to require the Mortgage Loan Seller to repurchase or substitute for Defective Mortgage Loans pursuant to
         Section 8.05;

                  (iii) the right to direct the actions of the Indenture Trustee during the continuance of an Event of Default; and

                  (iv) the right to vote on proposed amendments to this Indenture.

         In addition, each Bondholder agrees that, unless a Bond Insurer Default exists, the rights specifically set forth above may be exercised by the Bondholders only with the prior written consent of the Bond Insurer.

         Except as otherwise provided in Section 8.03 and notwithstanding any provision in this Indenture to the contrary, so long as a Bond Insurer Default has occurred and is continuing, the Bond Insurer shall have no rights to exercise any voting rights of the Bondholders hereunder, nor shall the Indenture Trustee be required to obtain the consent of, or act at the direction of, the Bond Insurer.

         SECTION 8.15. TRUST ESTATE AND ACCOUNTS HELD FOR BENEFIT OF THE BOND INSURER.

         The Indenture Trustee shall hold the Trust Estate and the Mortgage Files for the benefit of the Bondholders and the Bond Insurer and all references in this Agreement and in the Bonds to the benefit of Holders of the Bonds shall be deemed to include the Bond Insurer (provided there does not exist a Bond Insurer Default).

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Bondholders shall also be sent to the Bond Insurer.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS.

         With the consent of the Bond Insurer and without the consent of the Holders of any Bonds, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

                  (3) to evidence the succession of another Person to the Issuer to the extent permitted herein, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

                  (4) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds and the Bond Insurer or to surrender any right or power herein conferred upon the Issuer;

                  (5) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect in any material respect the interests of the Holders of the Bonds; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Holders of the Bonds and the Bond Insurer if the Person requesting the amendment obtains letters from the Rating Agencies that the amendment would not result in the downgrading or withdrawal of the implied ratings then assigned to the Bonds (without taking into account the MBIA Insurance Policy); or

                  (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA.

         SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.

         With the consent of the Bond Insurer and with the consent of Holders of Bonds representing not less than a majority of the Bond Balance of all Outstanding Bonds by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

                  (1) change the any Payment Date or the Final Maturity Date of the Bonds or reduce the principal amount thereof, the Bond Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Bond may be redeemed at the option of the Issuer, change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Bond on or after the Final Maturity Date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Bond on or after the Final Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date);

                  (2) reduce the percentage of the Bond Balance of the Outstanding Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

                  (3)      modify any of the provisions of this Section, Section
         5.13 or Section 5.17(b), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

                  (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (5) permit the creation of any lien other than the lien of this Indenture with respect to any part of the Trust Estate (except for Permitted Encumbrances) or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture;

                  (6) modify any of the provisions of this Indenture in such manner as to affect the calculation of the Required Payment Amount for any Payment Date (including the calculation of any of the individual components of such Required Payment Amount) or to affect rights of the Holders of the Bonds to the benefits of any provisions for the mandatory redemption of Bonds contained herein; or

                  (7) incur any indebtedness, other than the Bonds, that would cause the Issuer or the Trust Estate to be treated as a "taxable mortgage pool" within the meaning of Code Section 7701(i).

         The Indenture Trustee may in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise. The Issuer shall cause executed copies of any Supplemental Indentures to be delivered to the Rating Agencies.

         SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds to which such supplemental indenture relates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         SECTION 9.06.  REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES.

         Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.

         SECTION 9.07.  AMENDMENTS TO GOVERNING DOCUMENTS.

         The Indenture Trustee shall, upon Issuer Request, consent to any proposed amendment to the Issuer's governing documents, or an amendment to or waiver of any provision of any other document relating to the Issuer's governing documents, such consent to be given without the necessity of obtaining the consent of the Holders of any Bonds upon receipt by the Indenture Trustee of:

                  (i) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

                  (ii) written confirmation from the Rating Agencies that the implementation of the proposed amendment or waiver will not adversely affect their implied ratings of the Bonds (without taking into account the MBIA Insurance Policy).

         Notwithstanding the foregoing, the Indenture Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

         Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                    ARTICLE X

                               REDEMPTION OF BONDS

         SECTION 10.01.  REDEMPTION.

                  (a) All the Bonds may be redeemed in whole, but not in part, on the Redemption Date at the Redemption Price at the option of the holders of a majority of the ownership interest of the Issuer (the "Residual Majority"), or at the option of the Servicer if the Residual Majority shall not have exercised its option to redeem the Bonds on such Redemption Date, provided, however, that funds in an amount equal to the Redemption Price, plus any amounts owed to the Bond Insurer under the Insurance Agreement any unreimbursed Nonrecoverable Advances and any unreimbursed amounts due and owing to the Indenture Trustee hereunder, must have been deposited with the Indenture Trustee prior to the Indenture Trustee's giving notice of such redemption pursuant to
         Section 10.02 or the Issuer shall have complied with the requirements for satisfaction and discharge of the Bonds specified in Section 4.01. Notice of the election to redeem the Bonds shall be furnished to the Indenture Trustee not later than thirty (30) days prior to the Payment Date selected for such redemption, whereupon all such Bonds shall be due and payable on such Payment Date upon the furnishing of a notice pursuant to Section 10.02 to each Holder of such Bonds and the Bond Insurer. Any expenses associated with the compliance of the provisions hereof in connection with a redemption of the Bonds shall be paid by the Residual Majority or the Servicer, depending upon which party is electing to redeem the Bonds.

                  (b) Upon receipt of the notice from Issuer of its election to redeem the Bonds pursuant to Section 10.01(a), the Indenture Trustee shall prepare and deliver to the Issuer, no later than the related Redemption Date, a Payment Date Statement stating therein that it has determined that the conditions to redemption at the option of the Issuer have been satisfied and setting forth the amount, if any, to be withdrawn from the Bond Account and paid to the Servicer as reimbursement for Nonrecoverable Advances and such other information as may be required to accomplish such redemption.

         SECTION 10.02.  FORM OF REDEMPTION NOTICE.

         Notice of redemption shall be given by the Indenture Trustee in the name of and at the expense of the Issuer by first class mail, postage prepaid, mailed not less than ten days prior to the Redemption Date to each Holder of Bonds to be redeemed, such Holders being determined as of the Record Date for such Payment Date, and to the Bond Insurer.

         All notices of redemption shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price at which the Bonds of such Series will be redeemed,

                  (3) the fact of payment in full on such Bonds, the place where such Bonds are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02), and that no interest shall accrue on such Bond for any period after the date fixed for redemption.

         Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

         SECTION 10.03.  BONDS PAYABLE ON OPTIONAL REDEMPTION.

         Notice of redemption having been given as provided in Section 10.02, the Bonds to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on such Redemption Price for any period after such Redemption Date; provided, however, that if such Redemption Price is not paid on the Redemption Date, the Bond Balance shall, until paid, bear interest from the Redemption Date at the Bond Interest Rate.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01.  COMPLIANCE CERTIFICATES AND OPINIONS.

                  (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel, if requested by the Indenture Trustee, stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  (b) Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture, including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include and shall be deemed to include (regardless of whether specifically stated therein) the following:

                           (1) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

                           (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 11.02.  FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

         Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

         SECTION 11.03.  ACTS OF BONDHOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c)      The ownership of Bonds shall be proved by the Bond
         Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bonds.

         SECTION 11.04. NOTICES, ETC. TO INDENTURE TRUSTEE, THE BOND INSURER AND ISSUER.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (1) the Indenture Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its Corporate Trust Office; or

                  (2) the Issuer by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(3) and (4)) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at Fund America Investors Trust 1997-NMC1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

                  (3) the Bond Insurer by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to MBIA Insurance Corporation addressed to it at 113 King Street, Armonk, New York 10504,
         Attention: Insured Portfolio Management-SF (IPM-SF) (Fund America Investors Trust 1997-NMC1), or at any other address previously furnished in writing to the Indenture Trustee by the Bond Insurer; or

                  (4) the Transferor by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to Fund America Investors Corporation II, Plaza Tower One, Suite 1200, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, Attention: Howard J. Glicksman or at any other address previously furnished in writing to the Indenture Trustee by the Transferor; or

                  (5) the Mortgage Loan Seller or the Servicer by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage paid, to National Mortgage Corporation, 7600 East Orchard Road, Suite 330S, Englewood, Colorado 80111, Attention: President or at any other address previously furnished in writing to the Indenture Trustee by the Mortgage Loan Seller or the Servicer; or

                  (6) the Underwriters by any party or by any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to (a) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
         General Counsel, fax: (203) 629-4571, and (b) ContiFinancial Services Corporation, 277 Park Avenue, New York, New York 10172, Attention:
         General Counsel.

                  Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed first-class postage pre-paid, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Group, 26 Broadway (15th Floor), New York, New York, 10004, Attention: Asset Bankers Surveillance Department; or as to each of the foregoing, at such other address as shall be designed by written notice to the other parties.

         SECTION 11.05.  NOTICES AND REPORTS TO BONDHOLDERS; WAIVER OF NOTICES.

         Where this Indenture provides for notice to Bondholders of any event or the mailing of any report to Bondholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Bondholder affected by such event or to whom such report is required to be mailed, at the address of such Bondholder as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Bondholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Bondholder shall affect the sufficiency of such notice or report with respect to other Bondholders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 11.06.  RULES BY INDENTURE TRUSTEE.

         The Indenture Trustee may make reasonable rules for any meeting of Bondholders.

         SECTION 11.07.  CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

         SECTION 11.08.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.09.  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         SECTION 11.10.  SEPARABILITY.

         In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11.  BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or Co-trustee appointed under Section 6.14 and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.12.  LEGAL HOLIDAYS.

         In any case where the date of any Payment Date, Redemption Date or any other date on which principal of or interest on any Bond is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or other date for the payment of principal of or interest on any Bond and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         SECTION 11.13.  GOVERNING LAW.

         IN VIEW OF THE FACT THAT BONDHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS INDENTURE AND EACH BOND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         SECTION 11.14.  COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15.  RECORDING OF INDENTURE.

         This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.11(c) or 3.06.

         SECTION 11.16.  ISSUER OBLIGATION.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         SECTION 11.17  NO PETITION.

         The Indenture Trustee, by entering into this Indenture, and each Bondholder and Beneficial Owner, by accepting a Bond, hereby covenant and agree that they will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, this Indenture or any of the Basic Documents. In addition, the Indenture Trustee will on behalf of the holders of the Bonds, (a) file a written objection to any motion or other proceeding seeking the substantive consolidation of the Mortgage Loan Seller with National Mortgage Finance Corporation, the Transferor or the Issuer, (b) file an appropriate memorandum of points and authorities or other brief in support of such objection, or (c) endeavor to establish at the hearing on such objection that the substantive consolidation of such entity would be materially prejudicial to the Bondholders.

         This Section 11.17 will survive for one year AND ONE DAY following the termination of this Indenture.

         SECTION 11.18.  INSPECTION.

         The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and the Bond Insurer, during the Issuer's normal business hours, to examine all of books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee or the Bond Insurer, as the case may be, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Indenture Trustee of any right under this Section 11.17 shall be borne by the Issuer.

         SECTION 11.19.  USURY.

         The amount of interest payable or paid on any Bond under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), that could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Bond exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Indenture Trustee, acting on behalf of the Holder of such Bond, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Indenture Trustee, refund the amount of such excess or, at the option of the Indenture Trustee, apply the excess to the payment of principal of such Bond, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Holders of Bonds for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Bonds.

         SECTION 11.20.  THIRD PARTY BENEFICIARY.

         The Bond Insurer is intended as a third party beneficiary of this Indenture shall be binding upon and inure to the benefit of the Bond Insurer; provided that, notwithstanding the foregoing, for so long as a Bond Insurer Default is continuing with respect to its obligations under the MBIA Insurance Policy, the Bondholders shall succeed to the Bond Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Indenture that expressly confer rights upon the Bond Insurer shall be for the benefit of and run directly to the Bond Insurer, and the Bond Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Indenture.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee and the have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.



                               FUND AMERICA INVESTORS TRUST 1997-NMC1
                               By:      Wilmington Trust Company,
                                        as Owner Trustee


                                        By:
                                             -------------------------------
                                             Authorized Signatory



                               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Indenture Trustee


                               By:
                                       -------------------------------------
                                       Name:
                                       Title:

State of New York          )
                           ) ss.:
County of New York         )

         On the _________ day of September, 1997 before me, a notary public in and for said State, personally appeared ______________________________, known to me to be ______________________ of Wilmington Trust Company, a corporation that executed the within instrument acting as trustee of Fund America Investors Trust 1997-NMC1, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                               -----------------------------------------
                                             Notary Public


[Notarial Seal]



State of New York  )
                   )  ss.:
County of New York )

         On the _________ day of September, 1997 before me, a notary public in and for said State, personally appeared ______________________________, known to me to be ______________________ of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                               -----------------------------------------
                                                Notary Public


[Notarial Seal]